                                                                     Exhibit 2.1

                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                                      among

                             BRANDS HOLDINGS LIMITED

                              EWI ACQUISITION, INC.

                                       and

                             EVERLAST WORLDWIDE INC.

                            Dated as of June 28, 2007

                                TABLE OF CONTENTS

   SECTION 4.07 - SEC FILINGS; FINANCIAL STATEMENTS; UNDISCLOSED

                                       I

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF PARENT  AND MERGER SUB..39

   SECTION 6.01 - CONDUCT OF BUSINESS BY THE COMPANY

   SECTION 7.10 - ENVIRONMENTAL PERMIT TRANSFER, ASSIGNMENT AND

   SECTION 8.02 - CONDITIONS TO THE OBLIGATIONS OF PARENT
      AND MERGER SUB................................................53

   SECTION 8.03 - CONDITIONS TO THE OBLIGATIONS OF THE COMPANY......54

                                       II

   SECTION 10.01 - NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND

                                      III

AGREEMENT  AND  PLAN OF  MERGER,  dated  as of  June  28,  2007  (this
"Agreement")

AMONG

(1)   BRANDS HOLDINGS LIMITED, a private company limited by shares  incorporated in England and Wales ("Parent"),

(2)   EWI  ACQUISITION,   INC.,  a  Delaware  corporation  and  a  wholly  owned
      subsidiary of Parent ("Merger Sub"), and

(3)   EVERLAST WORLDWIDE INC., a Delaware corporation (the "Company").

(A)   WHEREAS, as of June 1, 2007, the Company,  Hidary Group Acquisitions,  LLC
and Hidary Group Acquisitions, Inc. entered into that certain Agreement and Plan of Merger (the "Original Merger Agreement");

(B)   WHEREAS,  the  Original  Merger  Agreement  provided  that the Company was permitted to conduct certain solicitation  activities during the time period and on the terms and conditions set forth therein, and in connection therewith,  the
Company  and  Parent  entered  into  discussions  in  respect  of the  terms and conditions of this Agreement and the transactions contemplated hereby;

(C)   WHEREAS,  concurrently  with the execution and delivery of this Agreement, the Company  terminated  the Original  Merger  Agreement in accordance  with the terms thereof;

(D)   WHEREAS,  the Boards of  Directors  of Parent,  Merger Sub and the Company
have  each  determined  that it is in the best  interests  of  their  respective stockholders to consummate the merger (the "Merger"), upon the terms and subject to the conditions of this Agreement,  of Merger Sub with and into the Company in accordance  with the  General  Corporation  Law of the  State of  Delaware  (the
"DGCL") and such Boards of Directors  have approved this  Agreement and declared its advisability (and, in the case of the Board of Directors of the Company (the
"Board"),  have  recommended  that this  Agreement  be adopted by the  Company's stockholders);

(E)   WHEREAS,  upon  consummation  of the Merger,  each issued and  outstanding share of common stock,  par value $0.002 per share, of the Company (the "Company
Common Stock"),  will be converted into the right to receive $30.00 per share in cash, upon the terms and subject to the conditions set forth herein.

NOW,  THEREFORE,  in consideration of the foregoing and the mutual covenants and agreements  herein  contained  and other good and  valuable  consideration,  the receipt and sufficiency of which are hereby acknowledged, Parent, Merger Sub and the Company hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

                           SECTION 1.01 - DEFINITIONS

For purposes of this Agreement:

"Acceptable  Confidentiality  Agreement" means a confidentiality  and standstill agreement  that contains  provisions  that are no less  favorable to the Company than those contained in the Confidentiality Agreement and that shall not contain any exclusivity  provision in favor of the counterparty thereto or any provision having the effect of prohibiting  the Company from  satisfying  its  obligations under this Agreement.

"Acquisition  Proposal"  means any inquiry,  offer or proposal  (other than from
Parent or Merger Sub or their respective  Affiliates) concerning any (a) merger, consolidation, business combination, recapitalization,  liquidation, dissolution or similar  transaction  involving the Company or any of the  Subsidiaries,  (b)
direct  or  indirect  sale,  lease,  pledge  or other  disposition  of assets or business  of the Company and the  Subsidiaries  representing  20% or more of the consolidated revenues, net income or assets of the Company and the Subsidiaries, in a single transaction or a series of transactions, (c) issuance, sale or other disposition  by the Company to any person or group  (other than Parent or Merger
Sub or any of their respective Affiliates) of securities (or options,  rights or warrants to purchase,  or securities  convertible into or exchangeable for, such securities)  representing 20% or more of the voting power of the Company, or (d)
transaction or series of  transactions  in which any person or group (other than
Parent  and  Merger  Sub or their  respective  Affiliates)  acquires  beneficial ownership,  or the right to acquire beneficial ownership,  of 20% or more of any class or series of securities  (or options,  rights or warrants to purchase,  or securities convertible into or exchangeable for, such securities) of the Company or any of the Subsidiaries.  Notwithstanding  the forgoing,  with respect to the payment of the Termination Fee pursuant to Section 9.03(b)(iii),  an Acquisition
Proposal  shall not include the sale of shares of Company  Common Stock pursuant to the Secondary Offering.

"Action" means any action, charge, claim, demand, complaint, arbitration, audit,
hearing,  notice  of  violation,   investigation,   litigation,  suit  or  other
proceeding (whether civil, criminal, administrative, investigative or informal).

"Affiliate"  of a specified  person means a person who,  directly or  indirectly through one or more  intermediaries,  controls,  is  controlled  by, or is under common control with, such specified person.

"beneficial  owner" has the meaning ascribed to such term under Rule 13d-3(a) of the Exchange Act.

"business  day"  means  any day on which  the  principal  offices  of the SEC in
Washington,  D.C. are open to accept  filings or, in the case of  determining  a date  when any  payment  is due,  any day on which  banks  are not  required  or authorized to close in New York City and are open in London.

"Company Reference Balance Sheet" means the audited  consolidated  balance sheet of the Company and the  Subsidiaries  as of December  31, 2006  contained in its
Form 10-K, filed with the SEC on March 22, 2007.

"contract" means any agreement,  contract,  lease, mortgage,  power of attorney, evidence  of  indebtedness,  letter  of  credit,  undertaking,  covenant  not to compete, license, instrument,  obligation,  commitment,  understanding,  policy, purchase or sales order, quotation or other commitment, whether oral or written, express or implied.

"control"  (including the terms "controlled by" and "under common control with")
means the possession,  directly or indirectly, or as trustee or executor, of the power to direct or cause the  direction  of the  management  and  policies  of a person,  whether  through  the  ownership  of voting  securities,  as trustee or executor, by contract or credit arrangement or otherwise.

"Effective Time" means the date and time at which the Merger becomes effective.

"Encumbrance" means any charge, claim,  community property interest,  condition, easement,  covenant,  warrant,  demand,  encumbrance,  equitable interest, lien, mortgage,  option,  purchase right,  pledge,  security interest,  right of first refusal or other right of third parties or  restriction  of any kind,  including any restriction on use, voting,  transfer,  receipt of income or exercise of any other attribute of ownership.

"Environmental  Laws"  means Laws  relating  to, or  establishing  standards  of conduct  for,  human  health and safety,  worker  health and  safety,  Hazardous
Substances,  or injury to or  pollution  or  protection  of the  environment  or natural  resources,  including air, land, soil,  surface waters,  ground waters, stream and river sediments and biota.

"Environmental  Liabilities"  means any claims,  judgments,  damages  (including
punitive  damages),   losses,  penalties,   fines,  liabilities,   Encumbrances,
violations,  costs, and expenses  (including  attorneys' and consultants'  fees)
that (a) are incurred as a result of (i) the  existence or alleged  existence of
Hazardous Substances in, on, under, at or emanating from any Property,  (ii) the off-site transportation, treatment, storage or disposal of Hazardous Substances, or (iii) the  violation  of or  non-compliance  with or alleged  violation of or non-compliance  with any Environmental Law, or (b) arise under the Environmental
Laws.

"Equity  Interest" means (a) with respect to a corporation,  any and all classes or series of shares of capital stock, (b) with respect to a partnership, limited liability  company,  trust or similar  person,  any and all classes or series of units,  interests or other  partnership/limited  liability company interests and
(c) with respect to any other person, any other security representing any direct equity ownership or participation in such person.

"Governmental  Authority"  means any United States federal,  state,  provincial,
supranational,  county  or  local  or  any  foreign  government,   governmental,
regulatory  or   administrative   authority,   agency,   self-regulatory   body,
instrumentality or commission,  and any court, tribunal, or judicial or arbitral body  (including  private  bodies)  and  any  political  or  other  subdivision, department or branch of any of the foregoing.

"Hazardous Substances" means any chemicals,  materials or substances,  including
without  limitation,  any  petroleum,   petroleum  products,   petroleum-derived
substances,  radioactive materials, hazardous wastes, polychlorinated biphenyls, lead-based paint, radon, urea formaldehyde, asbestos or any materials containing asbestos,  pesticides  regulated  under  Environmental  Laws  or  defined  as or included  in the  definition  of  "hazardous  substances,"  "hazardous  wastes,"
"extremely   hazardous    substances,"    "hazardous    materials,"   "hazardous
constituents," "toxic substances," "pollutants,"  "contaminants," or any similar denomination  intended  to classify or regulate  such  chemicals,  materials  or
substances  by  reason  of  their   toxicity,   carcinogenicity,   ignitability,
corrosivity or reactivity or other characteristics under any Environmental Law.

"HSR Act" means the  Hart-Scott-Rodino  Antitrust  Improvements  Act of 1976, as
amended, or any successor law, and regulations and rules issued pursuant to that
Act or any successor law.

"Intellectual  Property"  means (a) United  States,  international,  and foreign
patents  and  patent   applications,   including   divisionals,   continuations,
continuations-in-part,  reissues,  reexaminations,  and  extensions  thereof and counterparts claiming priority therefrom; utility models; invention disclosures;
and statutory  invention  registrations and certificates;  (b) United States and foreign registered,  pending, and unregistered trademarks,  service marks, trade dress, logos, trade names, corporate names and other source identifiers,  domain names,  Internet sites and web pages;  and  registrations  and  applications for registration  for  any of  the  foregoing,  together  with  all of the  goodwill associated therewith;  (c) United States and foreign registered and unregistered copyrights,  and registrations and applications for registration thereof; rights of publicity;  and  copyrightable  works;  (d) all  inventions and design rights
(whether  patentable  or  unpatentable)  and all  categories of trade secrets as defined in the Uniform  Trade  Secrets Act  including,  business,  technical and
financial  information;   and  (e)  confidential  and  proprietary  information,
including know-how.

"knowledge" means the actual knowledge of one or more of the executive  officers of the Company after due inquiry.

"Laws" means any foreign, federal, state or local statute, law (including common law), rule, ordinance, code or regulation, any Order, and any regulation,  rule,
interpretation,   guidance,  directive,  policy  statement  or  opinion  of  any
Governmental Authority.

"liability"  means  any  liability  of any  kind  whatsoever  (whether  known or unknown, asserted or unasserted,  absolute or contingent,  accrued or unaccrued, liquidated or  unliquidated,  due or to become due, and whether or not reflected or required by GAAP to be reflected on the Company Reference Balance Sheet).

"Material  Adverse  Effect"  means any  change,  event,  violation,  inaccuracy, circumstance,  occurrence,  development  or effect (any such item, an "Effect"), individually  or when taken together with all other  Effects,  that is, or would reasonably be expected to be, materially adverse to (a) the properties,  assets, liabilities,  business,  financial  condition  or results of  operations  of the
Company and the Subsidiaries, taken as a whole or (b) the ability of the Company to perform any of its obligations  under this Agreement or timely consummate any of the  Transactions,  except in each case for any such Effect resulting from or arising out of (i) acts of war or terrorism;  (ii) any changes in interest rates or general  economic or political  conditions in the United States of America or foreign countries in general or U.S. or foreign financial, banking or securities markets;  (iii) any change in conditions  generally affecting the sporting goods industry;  or (iv) any change in or  interpretations of (A) GAAP or (B) any Law, in each case,  applicable  to the Company  (except in the case of clauses  (ii),
(iii)  and  (iv),  if  the  Effect  materially  disproportionately  affects  the properties,  assets, liabilities,  business,  financial condition, or results of operations  of the Company and the  Subsidiaries,  taken as a whole  relative to other for profit industry participants).

"Order" means any award, writ, stipulation, determination, decision, injunction, judgment,  order, decree, ruling,  subpoena or verdict entered,  issued, made or rendered by, or any contract with, any Governmental Authority.

"ordinary  course of  business"  means the  ordinary  course of  business of the
Company and the Subsidiaries consistent with past practice.

"Permits" means all Orders and all franchises, grants, authorizations, licenses, permits, easements, variances,  exceptions, consents, certificates and approvals of any Governmental Authority.

"Permitted Encumbrances" means:

           (i)    statutory  liens  for  Taxes,   assessments  and  governmental
                  charges  or  levies  imposed  upon the  Company  or one of the
                  Subsidiaries  not yet  due  and  payable  or  that  are  being contested in good faith by appropriate  proceedings  (provided such contests do not exceed  $1,000,000 in the  aggregate) for which  reserves  have  been  established  on the  most  recent financial  statements  included in the SEC Reports filed prior to the date hereof;

           (ii)   mechanics',  materialmen's  or  similar  statutory  liens  for amounts  not yet due or  being  diligently  contested  in good faith in appropriate proceedings;

           (iii)  pledges  or  deposits  to secure  obligations  under  workers'
                  compensation  laws or similar  legislation or to secure public or statutory obligations;

           (iv)   zoning,   entitlement   and  other  land  use  regulations  by
                  Governmental  Authorities that do not,  individually or in the aggregate, materially impair the continued use of the Property to which they relate;

           (v)    easements,  survey  exceptions,  leases,  subleases  and other occupancy contracts,  reciprocal  easements,  restrictions and other customary  encumbrances on title to real property (other than  capital  leases and  leases  underlying  sale  leaseback transactions),  that do not, individually or in the aggregate, materially  impair the  continued  use of the Real Property to which they relate;

           (vi)   as to any Leased Real  Property,  Encumbrances  affecting  the interest of the lessor thereof provided that such Encumbrances do not individually or in the aggregate  materially impair the continued  use of the  Leased  Real  Property  to  which  they relate; and

           (vii)  liens  relating  to  any   indebtedness   for  borrowed  money
                  identified on Section 1.01 of the Company Disclosure Letter.

"person" means an individual,  corporation,  partnership,  limited  partnership, limited liability company, syndicate, person (including a "person" as defined in
Section  13(d)(3)  of  the  Exchange  Act),  trust,  association,   Governmental
Authority or other entity.

"Property" means any real property currently or formerly owned, leased, operated or managed by the Company or any of its past or present Subsidiaries.

"SDI Letter Agreement" means that certain letter agreement, dated as of the date hereof and entered into concurrently  herewith,  pursuant to which Sports Direct
International  plc  has  agreed  to  guarantee  Parent's  financial  obligations hereunder.

"Secondary  Offering"  means the Company's  proposed  public offering of Company
Common Stock described in its Form 8-K, filed with the SEC on March 22, 2007.

"Shares" means the shares of Company Common Stock outstanding  immediately prior to the Effective Time.

"subsidiary"  means any person with respect to which a specified person directly or indirectly (a) owns a majority of the Equity Interests,  (b) has the power to elect a majority of that person's board of directors or similar  governing body, or (c) otherwise has the power,  directly or indirectly,  to direct the business and policies of that person.

"Subsidiary" means any subsidiary of the Company.

"Superior Proposal" means any bona fide binding written Acquisition Proposal not obtained in  violation  of Section  7.03 that the Board  determines  in its good faith judgment  (after  receiving the advice of its financial  advisor and after taking into account all appropriate  legal (with the advice of outside  counsel)
and financial  (including the financing terms thereof) are more favorable to the
Company's  stockholders  (in their  capacity as such) from a financial  point of view than this Agreement  (considering any changes to this Agreement proposed by
Parent in  response  thereto)  and which the Board  determines  in good faith is reasonably capable of being consummated on the terms set forth therein; provided that for purposes of the  definition of "Superior  Proposal",  the references to
"20% or more" in the  definition of  Acquisition  Proposal shall be deemed to be references to "a majority" and the definition of Acquisition Proposal shall only refer to a  transaction  or series of  transactions  (x) directly  involving the
Company  (and not  exclusively  its  Subsidiaries)  or (y)  involving  a sale or transfer  of all or  substantially  all of the  assets  of the  Company  and its
Subsidiaries, taken as a whole.

"Taxes" means any and all taxes,  fees,  levies,  duties,  tariffs,  imposts and other  charges  of any  kind  (together  with any and all  interest,  penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or other taxing authority,  including: taxes or other charges on or with  respect to income,  franchise,  windfall  or other  profits, gross receipts,  property,  sales, use, Equity Interests,  payroll,  employment, social security, workers' compensation,  unemployment compensation or net worth;
taxes or other charges in the nature of excise,  withholding, ad valorem, stamp, transfer,  value-added or gains taxes;  license,  registration and documentation fees; and customers' duties, tariffs and similar charges.

The following  terms have the respective  meanings set forth in the Sections set forth below:

Defined Term                         Location of Definition
----------------------------------   ----------------------
Agreement                            Preamble
Applicable Non-U.S. Antitrust Laws   ss.4.05(b)
Award Payment                        ss.3.04(b)
Board                                Recitals
Certificate of Merger                ss.2.03
Certificates                         ss.3.02(b)
Closing                              ss.2.02
Code                                 ss.4.10(a)
Company                              Preamble
Company Board Approval               ss.4.04(b)
Company Class A Stock                ss.4.03(a)
Company Common Stock                 Recitals
Company Disclosure Letter            ss.4.01(a)
Company Intellectual Property        ss.4.15 (a)

Company Preferred Stock              ss.4.03(a)
Company Restricted Share             ss.3.04(a)
Company Stock Award                  ss.3.04(a)
Company Stock Award Plans            ss.3.04(a)
Confidentiality Agreement            ss.7.02(c)
D&O Insurance                        ss.7.04(b)
DGCL                                 Recitals
Dissenting Shares                    ss.3.05
Employees                            ss.4.11(b)
Employment Laws                      ss.4.11(b)
Environmental Permits                ss.4.06(a)
ERISA                                ss.4.10(a)
ERISA Affiliate                      ss.4.10(a)
Estate                               ss.10.11
Exchange Act                         ss.4.05(b)
Excluded Party                       ss.7.03(b)
Existing Title Policies              ss.4.13(e)
First Debt Letter                    ss.5.07
GAAP                                 ss.4.07(b)
Indemnified Parties                  ss.7.04(a)
IRS                                  ss.4.10(a)
Leased Real Property                 ss.4.13(a)
Licensed Intellectual Property       ss.4.15(a)
Merger                               Recitals
Merger Consideration                 ss.3.01(a)
Merger Sub                           Preamble
Multiemployer Plan                   ss.4.10(c)
NASDAQ                               ss.4.05(b)
Notice Period                        ss.7.03(d)
Outside Date                         ss.9.01(b)
Owned Real Property                  ss.4.13(a)
Parent                               Preamble
Parent Termination Fee               ss.9.03(f)
Paying Agent                         ss.3.02(a)
Payment Fund                         ss.3.02(a)
Plans                                ss.4.10(a)
Policies                             ss.4.19(a)
Proxy Statement                      ss.7.01(b)
Real Property                        ss.4.13(a)
Representatives                      ss.7.02(a)
Requisite Stockholder Vote           ss.4.04(a)
Rights                               ss.4.03(b)(iii)

Sarbanes-Oxley Act                   ss.4.07(d)
SEC                                  ss.4.05(b)
SEC Reports                          ss.4.07(a)
Section 262                          ss.3.05
Securities Act                       ss.4.07(a)
Surviving Corporation                ss.2.01
Takeover Law                         ss.4.04(c)
Tax Returns                          ss.4.16(a)
Tenant Leases                        ss.4.13(a)
Terminating Company Breach           ss.9.01(e)
Terminating Parent Breach            ss.9.01(f)
Termination Date                     ss.9.01
Termination Expenses                 ss.9.03(d)
Termination Fee                      ss.9.03(c)
Transaction Costs                    ss.9.03(a)
Transactions                         ss.4.04(a)
2000 Stock Plan                      ss.3.04(a)(i)

                                    ARTICLE 2

                                   THE MERGER

                            SECTION 2.01 - THE MERGER

Upon the  terms  of this  Agreement  and  subject  to the  satisfaction  or,  if permissible,  waiver of the conditions set forth in Article 8, and in accordance with the DGCL,  at the Effective  Time,  (a) Merger Sub shall be merged with and into the Company, (b) the separate corporate existence of Merger Sub shall cease and (c) the Company shall  continue as the surviving  corporation  of the Merger
(the "Surviving Corporation").

                             SECTION 2.02 - CLOSING

Unless this  Agreement  shall have been  terminated in  accordance  with Section
9.01, and subject to the  satisfaction  or waiver of the conditions set forth in
Article 8, the  closing of the Merger (the  "Closing")  will take place at 10:00
a.m., New York City time, on a date to be specified by the parties,  which shall be not  later  than the  second  business  day  after  the  satisfaction  or, if permissible,  waiver of the  conditions set forth in Article 8 (other than those that by their  terms  are to be  satisfied  or waived  at the  Closing),  at the offices of Freshfields  Bruckhaus Deringer LLP, 520 Madison Avenue,  34th Floor,
New York, NY 10022,  unless another time,  date or place is agreed to in writing by Parent and the Company.

                          SECTION 2.03 - EFFECTIVE TIME

At the Closing,  the parties  hereto shall cause the Merger to be consummated by filing a certificate of merger (the  "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as is required  by, and  executed and  acknowledged  in accordance  with, the relevant  provisions of the DGCL and shall make all other filings or recordings required under the DGCL in connection with the Merger.  The Merger shall become effective at such date and time as the
Certificate  of Merger is duly filed with the Secretary of State of the State of
Delaware or at such  subsequent  date and time as Parent and the  Company  shall agree and specify in the Certificate of Merger.

                       SECTION 2.04 - EFFECT OF THE MERGER

At the Effective  Time, the effect of the Merger shall be as provided in Section
259 and the other  applicable  provisions  of the  DGCL.  Without  limiting  the generality of the foregoing, and subject thereto, at the Effective Time, all the property,  rights,  privileges,  powers and franchises of the Company and Merger
Sub  shall  vest  in the  Surviving  Corporation,  and all  debts,  liabilities, obligations, restrictions, disabilities and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

              SECTION 2.05 - CERTIFICATE OF INCORPORATION; BY-LAWS

At the Effective Time:

(a)   the Certificate of Incorporation of the Company,  as in effect immediately prior to the Effective Time, shall be amended to be in the form of Exhibit
      A and as so amended,  shall be the  certificate  of  incorporation  of the
      Surviving  Corporation  until  thereafter  amended in accordance  with the provisions thereof and as provided by applicable Law; and

(b)   the by-laws of Merger Sub, as in effect immediately prior to the Effective
      Time, shall be the by-laws of the Surviving  Corporation  until thereafter
      amended  in  accordance   with   applicable   Law,  the   Certificate   of
      Incorporation of the Surviving Corporation and such by-laws.

                      SECTION 2.06 - DIRECTORS AND OFFICERS

The directors of Merger Sub immediately prior to the Effective Time shall be the initial  directors  of  the  Surviving  Corporation,  each  to  hold  office  in accordance  with the Certificate of  Incorporation  and by-laws of the Surviving
Corporation,  and the  individuals  listed on Schedule 2.06 shall be the initial officers  of the  Surviving  Corporation,  in each case until  their  respective successors  are duly elected or appointed  and qualified or until the earlier of their death, resignation or removal.

                                       10

                                    ARTICLE 3

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

                     SECTION 3.01 - CONVERSION OF SECURITIES

At the  Effective  Time,  by virtue of the Merger and  without any action on the part  of  Merger  Sub,  the  Company  or the  holders  of  any of the  following securities:

(a)   Conversion  of  Company  Common  Stock.  Each  Share  (including   Company
      Restricted  Shares,  but other than any Shares to be canceled  pursuant to
      Section  3.01(b),  Shares  owned by any direct or  indirect  wholly  owned
      Subsidiary  and any  Dissenting  Shares)  shall be canceled and  converted automatically  into the  right to  receive  $30.00  in cash  (the  "Merger
      Consideration")  payable,  without interest,  to the holder of such Share, upon surrender, in the manner provided in Section 3.02, of the Certificate that formerly evidenced such Share.

(b)   Cancellation of Treasury Stock and Parent-Owned  Stock. Each Share held in the treasury of the Company and each Share owned by Merger Sub,  Parent or
      any  direct  or  indirect   wholly  owned   subsidiary   of  Parent  shall
      automatically be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto.

(c)   Equity  Interests  of Merger Sub.  Each share of common  stock,  par value
      $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective  Time shall be converted  into and exchanged for one validly issued,  fully paid and  nonassessable  share of common  stock,  par value
      $0.01 per share, of the Surviving Corporation.

                    SECTION 3.02 - SURRENDER OF CERTIFICATES

(a)   Prior to the  Effective  Time,  Parent  shall (i)  appoint a bank or trust company  reasonably  acceptable to the Company (the "Paying  Agent"),  and
      (ii) enter into a paying agent agreement, in form and substance reasonably acceptable  to the Company,  with such Paying Agent for the payment of the
      Merger  Consideration  in accordance with this Article 3. At the Effective
      Time, Parent shall deposit, or cause the Surviving Corporation to deposit, with the Paying Agent,  for the benefit of the holders of Shares,  cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid  pursuant  to Section  3.01(a)  (the  "Payment  Fund").  Except as
      contemplated  by Section  3.02(d),  the Payment Fund shall not be used for any other purpose.  The Payment Fund shall be invested by the Paying Agent as  directed  by Parent;  provided,  that,  such  investments  shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality  thereof and backed by the full faith and credit of the
      United States of America, in commercial paper obligations rated A-1 or P-1 or  better  by  Moody's  Investors  Service,  Inc.  or  Standard  & Poor's
      Corporation, respectively, or in deposit accounts, certificates of deposit or banker's  acceptances of,  repurchase or reverse  repurchase  contracts with, or Eurodollar time deposits  purchased from,  commercial  banks with capital, surplus and undivided profits aggregating in excess of $1 billion
      (based on the most recent financial statements of such bank which are then publicly  available).  Any profit or loss resulting  from, or interest and other  income  produced by, such  investments  shall be for the account of
      Parent.

                                       11

(b)   Payment Procedures.  Promptly after the Effective Time, Parent shall cause the Paying Agent to mail to each person who was, at the Effective  Time, a holder of record of Shares  entitled to receive  the Merger  Consideration pursuant to Section 3.01(a):  (i) a letter of transmittal  (which shall be in customary form and shall specify that delivery  shall be effected,  and risk of loss and title to the  certificates  evidencing  such  Shares (the
      "Certificates")  shall pass, only upon proper delivery of the Certificates to the  Paying  Agent)  and (ii)  instructions  for use in  effecting  the surrender of the  Certificates  in exchange for the Merger  Consideration.
      Upon  surrender to the Paying  Agent of a  Certificate  for  cancellation, together  with such  letter of  transmittal,  duly  completed  and validly executed  in  accordance  with the  instructions  thereto,  and such other documents as may be required pursuant to such instructions,  the holder of such  Certificate  shall be entitled to receive in exchange  therefor  the
      Merger   Consideration   for  each  Share   formerly   evidenced  by  such
      Certificate,  and such Certificate shall then be canceled. In the event of a transfer of ownership of Shares that is not  registered  in the transfer records of the Company, payment of the Merger Consideration may be made to a  person  other  than  the  person  in  whose  name  the  Certificate  so surrendered  is registered  if the  Certificate  representing  such Shares shall be properly endorsed or otherwise be in proper form for transfer and the person  requesting such payment shall have paid all transfer and other
      Taxes required by reason of the payment of the Merger  Consideration  to a person other than the registered holder of such Certificate or established to the  reasonable  satisfaction  of the Surviving  Corporation  that such
      Taxes either have been paid or are not  applicable.  Until  surrendered as contemplated by this Section 3.02, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such  surrender  the  Merger  Consideration  to which  the  holder of such
      Certificate  is entitled  pursuant to this Article 3 No interest  shall be paid or will  accrue  on any  cash  payable  to  holders  of  Certificates pursuant to the provisions of this Article 3.

(c)   No  Further  Rights.  From  and  after  the  Effective  Time,  holders  of
      Certificates  shall  cease  to have  any  rights  as  stockholders  of the
      Company, except as provided in this Agreement or by applicable Law.

(d)   Termination  of Payment Fund. Any portion of the Payment Fund that remains undistributed  to the holders of Shares nine  months  after the  Effective
      Time shall be delivered to Parent,  upon demand, and any holders of Shares who have not  theretofore  complied  with this Article 3 shall  thereafter look only to the Surviving  Corporation for, and the Surviving Corporation
      shall  remain   liable  for,   payment  of  their  claim  for  the  Merger
      Consideration.  Any portion of the Payment  Fund  remaining  unclaimed  by holders of Shares as of a date that is  immediately  prior to such time as such  amounts  would  otherwise  escheat  to or  become  property  of  any
      Governmental  Authority  shall, to the extent permitted by applicable Law, become the  property of the  Surviving  Corporation  free and clear of any claims or other Encumbrance of any person previously entitled thereto.

(e)   No  Liability.  None  of the  Paying  Agent,  Merger  Sub,  Parent  or the
      Surviving Corporation shall be liable to any holder of Shares or any other person for any such Shares (or  dividends  or  distributions  with respect thereto) or cash or other  consideration  delivered  to a public  official pursuant to any abandoned property, escheat or other Law.

(f)   Withholding  Rights.  Each of the Paying Agent, the Surviving  Corporation
      and Parent shall be entitled to deduct and withhold from the consideration otherwise  payable  pursuant  to  this  Agreement  such  amounts  as it is required to deduct and withhold  with  respect to such  payment  under all

                                       12

      applicable  Laws. To the extent that amounts are so withheld by the Paying
      Agent,  the  Surviving  Corporation  or Parent,  as the case may be,  such withheld  amounts  shall be treated for all purposes of this  Agreement as having  been paid to the  holder of the  Shares in  respect  of which such deduction and withholding was made.

(g)   Lost  Certificates.  If any  Certificate  shall have been lost,  stolen or destroyed,  upon the  making of an  affidavit  of that fact by the  person claiming such Certificate to be lost, stolen or destroyed and, if required by the  Surviving  Corporation,  the posting by such person of a bond,  in such  reasonable  amount  as the  Surviving  Corporation  may  direct,  as indemnity  against any claim that may be made  against it with  respect to such  Certificate,  the  Paying  Agent  shall pay in respect of such lost, stolen or  destroyed  Certificate  the Merger  Consideration  to which the holder thereof is entitled pursuant to Section 3.01(a).

                       SECTION 3.03 - STOCK TRANSFER BOOKS

At the Effective  Time,  the stock transfer books of the Company shall be closed and thereafter there shall be no further  registration of transfers of Shares on the records of the Company.  From and after the Effective  Time,  the holders of
Shares or  Certificates  shall  cease to have any  rights  with  respect to such
Shares, or in the case of Certificates,  the Shares evidenced thereby, except as otherwise  provided  in this  Agreement  or by  applicable  Law. On or after the
Effective Time, any  Certificates  presented to the Paying Agent,  the Surviving
Corporation or Parent for any reason shall be cancelled  against delivery of the
Merger  Consideration  to which the  holders  thereof are  entitled  pursuant to
Section 3.01(a).

           SECTION 3.04 - EMPLOYEE EQUITY AWARDS; WARRANTS.

(a)   Prior to the Effective  Time, the Company shall take all necessary  action
      (which  action  shall be effective as of the  Effective  Time),  including using  commercially  reasonable  efforts  to  obtain  the  consent  of the individual  award  holders  and the  adoption  of  Board  resolutions,  if necessary, to:

           (i)    terminate  Everlast  Worldwide  Inc.  2000  Stock  Option  and
                  Restricted Stock Plan, as amended (the "2000 Stock Plan"), the
                  2005  Non-Employee   Director  Stock  Option  Plan,  the  1995
                  Non-Employee  Director  Stock Option  Plan,  1993 Stock Option
                  Plan and any stock options  granted  outside of a formal plan, in each case as  amended  through  the date of this  Agreement
                  (collectively, the "Company Stock Award Plans");

           (ii)   provide  that each  outstanding  option to purchase  shares of
                  Company Common Stock (each,  a "Company Stock Award")  granted under the Company Stock Award Plans shall become fully vested, to the extent not already vested,  subject to, and conditioned upon, the closing of the Merger;

           (iii)  cause  any  Company  Stock  Award  that  is not  exchanged  as provided  in  Section  3.04(b)  to  be  cancelled  as  of  the
                  Effective Time;

           (iv)   provide that each Share subject to vesting or other forfeiture conditions  or  repurchase  by the Company  (each,  a "Company
                  Restricted Share") granted under the Company Stock Award Plans shall  become  fully  vested and shall be  converted  into the right to receive the Merger  Consideration  in accordance with
                  Section 3.01(a),  subject to any applicable federal, state and local Tax withholding requirements.

                                       13

(b)   Each holder of a Company Stock Award that is outstanding  and  unexercised as of the Effective  Time and has an exercise price per Share that is less than the per share Merger  Consideration  shall (subject to the provisions of this Section  3.04) be paid by the Surviving  Corporation,  in exchange for the  cancellation  of such  Company  Stock  Award,  an  amount in cash
      (subject to any applicable  withholding Taxes) equal to the product of (i)
      the  difference  between  the  Merger  Consideration  and  the  applicable exercise price of such Company Stock Award,  and (ii) the aggregate number of shares of Company  Common Stock  issuable upon exercise of such Company
      Stock Award (the "Award Payment").  Except as otherwise expressly provided for in any  agreement  between  the  Company  and  any  such  holder,  the
      Surviving  Corporation  or the Paying Agent shall make the Award  Payments promptly  after the Effective  Time. Any such payments shall be subject to all applicable federal, state and local Tax withholding requirements.

(c)   The Company shall  promptly  deliver to Parent (but in no event later than the Effective Time) true and complete copies of all documentation relating to or arising  from the  termination  of the Company  Stock Award Plans or other actions required to be taken pursuant to this Section 3.04.

(d)   The Company shall take all necessary  action to approve the disposition of the Company Stock Awards in connection with the transactions  contemplated by this  Agreement  to the extent  necessary  to exempt such  dispositions under Rule 16b-3 of the Exchange Act.

                        SECTION 3.05 - DISSENTING SHARES

Notwithstanding  any  provision  of this  Agreement  to the  contrary and to the extent  available  under the DGCL,  Shares held by any  stockholder  entitled to demand and who properly  demands the appraisal for such Shares (the  "Dissenting
Shares")  pursuant to, and who complies in all respects  with, the provisions of
Section  262 of the  DGCL  ("Section  262")  shall  not be  converted  into,  or represent the right to receive, the Merger  Consideration.  Any such stockholder shall  instead  be  entitled  to  receive  payment  of the  fair  value  of such stockholder's  Dissenting  Shares in accordance  with the  provisions of Section
262;  provided,  that, all Dissenting  Shares held by any  stockholder who shall have  failed to  perfect or who  otherwise  shall  have  withdrawn  or lost such stockholder's  rights  to  appraisal  of such  Shares  under  Section  262 shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective  Time,  the right to receive the Merger  Consideration, without any interest  thereon,  upon surrender in the manner provided in Section
3.02 of the Certificate or Certificates that formerly evidenced such Shares. The
Company shall give Parent  prompt notice of any demands  received by the Company for appraisal of shares of Company Common Stock, and Parent shall have the right to participate in and direct all  negotiations  and proceedings  with respect to such demands.  The Company shall not settle,  make any payments with respect to, or offer to settle,  any claim with  respect to  Dissenting  Shares  without the prior written consent of Parent.

                                       14

                                    ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an  inducement  to Parent and Merger  Sub to enter into this  Agreement,  the
Company hereby represents and warrants to Parent and Merger Sub that:

           SECTION 4.01 - ORGANIZATION AND QUALIFICATION; SUBSIDIARIES

(a)   Each of the  Company  and each  Subsidiary  is an entity  duly  organized, validly  existing and in good standing under the Laws of the  jurisdiction of its  organization  and has the  requisite  power and  authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Company and each Subsidiary is duly qualified or licensed to do business,  and is in good standing, in each jurisdiction where the character of the properties  owned,  leased or operated by it or
      the  nature  of  its  business  makes  such   qualification  or  licensing
      necessary,  except for such failures to be so qualified or licensed and in good  standing  that could not be  reasonably  expected to have a Material
      Adverse Effect. Each such jurisdiction is listed in Section 4.01(a) of the disclosure  letter  delivered  by the Company to Parent on the date of the execution of this Agreement (the "Company Disclosure Letter").

(b)   Section  4.01(b)  of the  Company  Disclosure  Letter  contains a true and complete  list of each  Subsidiary,  together  with  the  jurisdiction  of incorporation  or formation of each  Subsidiary.  The  outstanding  Equity
      Interests of each of the Subsidiaries are all duly and validly  authorized and issued,  fully paid and nonassessable.  Except as set forth in Section
      4.01(b) of the Company  Disclosure  Letter,  (i) the Company and/or one or
      more of the  Subsidiaries is the record and beneficial owner of all of the outstanding Equity Interests and other securities of each Subsidiary, free and clear of all Taxes and  Encumbrances  and (ii) neither the Company nor any Subsidiary  directly or indirectly owns any Equity Interest in, or any interest  convertible  into or  exchangeable or exercisable for any Equity
      Interests in, any person.

             SECTION 4.02 - CERTIFICATE OF INCORPORATION AND BY-LAWS

The Company has heretofore  made available to Parent a complete and correct copy of the certificate of incorporation and the by-laws or equivalent organizational documents,  each as amended to date,  of the Company and each  Subsidiary.  Such
Certificates of Incorporation,  by-laws or equivalent  organizational  documents are in full force and effect.

                          SECTION 4.03 - CAPITALIZATION

(a)   The  authorized  Equity  Interests of the Company  consists of  19,000,000 shares of Company  Common Stock,  100,000  shares of Class A Common Stock, par value  $0.01 per share (the  "Company  Class A Stock")  and  1,000,000 shares of Preferred Stock,  par value $0.01 per share ("Company  Preferred
      Stock"). As of the date hereof:

           (i)    4,254,023  shares of  Company  Common  Stock  were  issued and
                  4,080,023 shares of Company Common Stock were outstanding, all of which were validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights;

                                       15

           (ii)   174,000  shares  of  Company  Common  Stock  were  held in the treasury of the Company;

           (iii)  no  shares  of   Company   Common   Stock  were  held  by  the
                  Subsidiaries;

           (iv)   727,870  shares of Company  Common  Stock were  issuable  upon exercise of outstanding  stock options granted pursuant to the
                  Company Stock Award Plans;

           (v)    290,197  shares of Company Common Stock were issuable upon the exercise of warrants;

           (vi)   17,833 shares of restricted  Company  Common Stock were issued pursuant to grants made under the 2000 Stock Plan;

           (vii)  no  shares  of  Company   Class  A  Stock   were   issued  and
                  outstanding; and

           (viii) no  shares  of  Company   Preferred   Stock  were  issued  and
                  outstanding.

(b)   Except as set forth in Section 4.03(a), there are no:

           (i)    outstanding  Equity  Interests  in the  Company or  securities exercisable or exchangeable for or convertible into any Equity
                  Interests  of the  Company  or  any  Subsidiary  and  no  such
                  securities   are   reserved  for  issuance  and  there  is  no
                  obligation to authorize, issue or sell any such securities;

           (ii)   outstanding options, warrants, rights or contracts relating to the issued or unissued Equity  Interests of the Company or any
                  Subsidiary  or  obligating  the Company or any  Subsidiary  to issue or sell  any  Equity  Interests  in the  Company  or any
                  Subsidiary or  obligations of the Company or any Subsidiary to issue or sell any such  options,  warrants  or rights or enter into such contracts;

           (iii)  outstanding   stock   appreciation   rights,   stock   awards,
                  restricted stock, restricted stock awards,  performance units, phantom  stock,  profit  participation  or similar rights with respect  to the  Company,  any  Subsidiary  or  any  of  their
                  respective  Equity  Interests   (collectively,   "Rights")  or
                  obligation  of the Company or any  Subsidiary to issue or sell any such Right; or

           (iv)   voting trusts,  proxies or other contracts with respect to the
                  voting  of  any  Equity   Interests  of  the  Company  or  any
                  Subsidiary or giving any person any rights with respect to any
                  future   issuance  of   securities   by  the  Company  or  any
                  Subsidiary.

(c)   All shares of Company  Common Stock subject to issuance  under the Company
      Stock Award Plans, upon issuance on the terms and conditions  specified in the  instruments  pursuant  to  which  they  are  issuable,  will  be duly authorized,  validly issued,  fully paid and nonassessable and not subject to preemptive rights. There are no outstanding  contractual obligations of the Company or any Subsidiary to repurchase,  redeem or otherwise  acquire any Equity  Interests of the Company or any Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary or any other person.

                                       16

(d)   The Company has not adopted a  stockholder  rights plan.  The Company does not have outstanding any bonds, debentures, notes or other obligations the holders  of  which  have  the  right  to  vote  (or  convertible  into  or exercisable or  exchangeable  for  securities  having the right to vote or other  Equity  Interests  of the  Company  or  any  Subsidiary)  with  the stockholders  of the  Company or any  Subsidiary  on any  matter  ("Voting
      Debt").

(e)   Section  4.03 of the  Company  Disclosure  Letter  sets  forth a true  and complete  list of each  current  or former  Employee,  officer,  director, consultant or other service  provider of the Company and its  Subsidiaries who holds a Company  Stock Award under the Company Stock Award Plans as of the date  hereof,  together  with the  number of  shares  of Common  Stock subject to such Company  Stock  Awards,  the date of grant of such Company
      Stock  Awards,  the  exercise  price of such  Company  Stock  Awards,  the expiration  date of such Company  Stock Awards,  the vesting  schedule for such Company  Stock Awards and whether or not such Company  Stock Award is intended to qualify as an "incentive  stock option"  within the meaning of
      Section  422(b) of the Code.  Except as set forth in  Section  4.03 of the
      Company Disclosure Letter,  each Company Stock Award has an exercise price at least equal to the fair market  value of the Common  Stock on a date no earlier than the date of the corporate action authorizing the grant and no
      Option has had its exercise date or grant date delayed or "backdated." All
      Company  Stock Awards have been issued in compliance  with the  Securities
      Act and, to the Company's  knowledge,  any applicable state blue sky laws.
      The Company has provided to Parent true and complete copies of the Company
      Stock Award Plans and the forms of all stock option agreements  evidencing the Company  Stock Awards.  On and after the Effective  Time, no Employee, officer, director, consultant or other service provider of the Company and its Subsidiaries  shall have any right under the Company Stock Award Plans to purchase Common Stock, or any other equity interest in the Company, any of the Subsidiaries,  Merger Sub, the Surviving Corporation, Parent or any
      of their respective Affiliates or subsidiaries.

               SECTION 4.04 - AUTHORITY RELATIVE TO THIS AGREEMENT

(a)   The Company has all  necessary  power and authority to execute and deliver this Agreement,  to perform its obligations  hereunder,  and to consummate the  Merger  and the other  transactions  contemplated  by this  Agreement
      (collectively,  the  "Transactions").  The  execution and delivery of this
      Agreement  by the  Company  and the  consummation  by the  Company  of the
      Transactions  have  been  duly and  validly  authorized  by all  necessary corporate  action and no other  corporate  proceedings  on the part of the
      Company are necessary to authorize  this  Agreement or to  consummate  the
      Transactions (other than, with respect to the Merger, the adoption of this
      Agreement by the holders of a majority of the  then-outstanding  shares of
      Company Common Stock (the "Requisite Stockholder Vote") and the filing and recordation of appropriate merger documents as required by the DGCL). This
      Agreement  has been  duly  executed  and  delivered  by the  Company  and, assuming  the due  authorization,  execution  and  delivery  by Parent and
      Merger  Sub,  constitutes  a legal,  valid and binding  obligation  of the
      Company,  enforceable  against the Company in  accordance  with its terms, except  to the  extent  that  enforceability  thereof  may be  limited  by applicable  bankruptcy,  insolvency,  reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

                                       17

(b)   The Board, by resolutions duly adopted by unanimous vote at a meeting duly called and held and not subsequently rescinded or modified in any way (the
      "Company Board Approval"), has duly (i) determined that this Agreement and the  Merger are  advisable  and fair to and in the best  interests  of the
      Company and its stockholders,  (ii) approved this Agreement and the Merger and (iii)  recommended  that the  stockholders  of the Company  adopt this
      Agreement  and  directed  that  this  Agreement  and the  Transactions  be submitted for  consideration  by the Company's  stockholders in accordance with this  Agreement.  The  Company has  terminated  the  Original  Merger
      Agreement  and,  following  payment of the  "Termination  Fee" (as defined thereunder) of $3,000,000  contemplated  thereby,  neither the Company nor any Subsidiary has any liability, debts or other obligations to any person in connection therewith or the transactions contemplated thereby.

(c)   No "fair price," moratorium," "control share acquisition" or other similar
      antitakeover   Law  (each,   a  "Takeover   Law")  is  applicable  to  the
      Transactions   and  the  Company  has  taken  all  action  to  exempt  the
      Transactions  from the Takeover Laws,  including  Section 203 of the DGCL, and  has  taken  all  action  required  to  make  this  Agreement  and the
      Transactions comply with any requirements of the organizational  documents of the Company and its Subsidiaries  concerning  "business  combinations",
      "fair pricing",  "voting",  "constituency  requirements"  or other similar provisions.  The approval of the Transactions by the Requisite Stockholder
      Vote is the only  vote of the  holders  of any  class or  series of Equity
      Interests  of the Company or any of the  Subsidiaries  necessary  to adopt this Agreement or approve the Transactions.

(d)   The Board has received the opinion of its financial advisor, Piper Jaffray
      & Co., dated the date, or shortly prior to the date, of this Agreement, to the effect that, as of the date of such opinion,  the Merger Consideration is  fair,  from a  financial  point of view,  to the  stockholders  of the
      Company, a copy of which opinion has been delivered to Parent.

            SECTION 4.05 - NO CONFLICT; REQUIRED FILINGS AND CONSENTS

(a)   The  execution  and delivery of this  Agreement by the Company do not, and the consummation of the Transactions will not:

           (i)    conflict with or violate the certificate of  incorporation  or by-laws or equivalent  organizational documents of the Company or any Subsidiary;

           (ii)   assuming  that all  consents,  approvals,  authorizations  and other actions  described in Section 4.05(b) have been obtained and all filings and  obligations  described in Section 4.05(b)
                  have been made, conflict with or violate any Law; or

           (iii)  except  as  set  forth  in  Section  4.05(a)  of  the  Company
                  Disclosure  Letter,  (A)  require  the  consent  of any person under,  (B) result in any breach or violation of or constitute a default (or an event  that,  with notice or lapse of time or both,  would become a default)  under,  (C) give to others any right of termination,  amendment, acceleration or cancellation of, result in the creation of any  Encumbrance on any asset of the  Company or any  Subsidiary  under,  or (D)  obligate  the
                  Company  or any  Subsidiary,  to take any  material  action or undertake any material  obligation  pursuant to, any contract, except,  with respect to clause (ii) of this Section  4.05(a),
                  for  any  such  conflicts,   violations,  breaches,  defaults,
                  obligations, or other occurrences that could not be reasonably expected to have a Material Adverse Effect.

                                       18

(b)   The  execution  and delivery of this  Agreement by the Company do not, and the  performance  of this  Agreement by the Company will not,  require any
      Permit of, or filing with or notification to, any Governmental  Authority, except for:

           (i)    applicable  requirements,  if any, of the Securities  Exchange
                  Act of 1934, as amended (the "Exchange Act");

           (ii)   the pre-merger  notification  requirements  of the HSR Act and the similar  notification or filing requirements of applicable
                  Governmental Authorities pursuant to non-U.S. Laws relating to or regulating antitrust,  monopolies, fair competition, merger control  or  similar  matters  applicable  to the  Transaction
                  ("Applicable Non-U.S. Antitrust Laws");

           (iii)  the filing with the  Securities and Exchange  Commission  (the
                  "SEC") of the Proxy Statement;

           (iv)   any filings  required  under the rules and  regulations of the
                  NASDAQ Global Market ("NASDAQ"); and

           (v)    filing and  recordation  of  appropriate  merger  documents as required  by the  DGCL  and  appropriate  documents  with  the relevant  authorities  of other states in which the Company or any Subsidiary is qualified to do business.

                       SECTION 4.06 - PERMITS; COMPLIANCE

(a)   Each of the Company and the  Subsidiaries is in possession of all material
      Permits necessary to own, lease and operate its properties and to carry on its  business as it is now being  conducted,  including  Permits  required under  Environmental Laws (the "Environmental  Permits").  Section 4.06 of
      the Company Disclosure Letter contains a complete and accurate list of all such Permits.  The Company and each of its  Subsidiaries is, and has been, in  compliance in all material  respects with the terms and  conditions of such  Permits  and, as of the date of this  Agreement,  no  suspension  or cancellation  of any Permit is  pending  or, to the  Company's  knowledge, threatened.

(b)   Neither the Company nor any Subsidiary is in conflict with, or in default, breach or violation of, (i) its  Certification of Incorporation or by-laws or  equivalent  organizational  documents,  (ii)  any Law,  or  (iii)  any contract to which the Company or any Subsidiary is a party or by which the
      Company or any  Subsidiary  or any property or asset of the Company or any
      Subsidiary is bound, except with respect to clauses (ii) or (iii), for any such  conflicts,  defaults,  breaches  or  violations  that  could  not be reasonably expected to have a Material Adverse Effect.

(c)   The  execution  and delivery of this  Agreement by the Company do not, and the  consummation  of the  Transactions  will not, result in any breach or violation  of  or  result  in  the  termination  or  cancellation  of  any
      Environmental Permit or other material Permit.

                                       19

    SECTION 4.07 - SEC FILINGS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES

(a)   Other than as set forth in Section 4.07 of the Company  Disclosure Letter,
      the   Company   has   timely   filed  all  forms,   reports,   statements,
      certifications  and other documents  (including all exhibits,  supplements and  amendments  thereto)  required  to be filed by it with the SEC  since
      January  1, 2004  (collectively,  with any  amendments  thereto,  the "SEC
      Reports").   Each  SEC  Report  (including  any  financial  statements  or schedules included therein) (i) as of its date and if amended prior to the date  hereof  as of the  date of such  amendment,  complied  or,  if filed subsequent to the date hereof,  at the time of filing will comply,  in all material  respects with the requirements of the Securities Act of 1933, as amended (the  "Securities  Act") or the Exchange  Act, as the case may be, and (ii) did not, or, if filed  subsequent to the date of this  Agreement, at the time of filing will not, contain any untrue statement of a material fact  or  omit  to  state  a  material  fact  required  to  be  stated  or incorporated  by  reference  therein  or  necessary  in  order to make the statements  made therein,  in the light of the  circumstances  under which they were made, not  misleading.  No Subsidiary is or has been required to file any form,  report or other  document with the SEC.  Other than as set forth in Section 4.07 of the Company  Disclosure  Letter,  the Company has
      not received notice from the SEC regarding any review or investigation and there is no ongoing review or  investigation  of the Company or any of its
      Affiliates by the SEC.

(b)   Each of the consolidated  financial statements  (including,  in each case, any notes and schedules  thereto)  included (or incorporated by reference)
      in the SEC  Reports  (i) was  prepared in  accordance  with United  States generally accepted accounting  principles ("GAAP") applied on a consistent basis throughout the periods  indicated (except as may be indicated in the notes thereto),  (ii) fairly present the consolidated  financial position, results of operations,  cash flows and changes in stockholders'  equity of the Company and its  consolidated  Subsidiaries as at the respective dates thereof  and  for the  respective  periods  indicated  therein  except  as otherwise noted therein (subject, in the case of unaudited statements,  to normal and recurring year-end  adjustments,  none of which are material in nature or amount) and (iii) are  consistent  with the books and records of the Company and the Subsidiaries,  which books and records are correct and complete.

(c)   Neither the Company nor any of the  Subsidiaries  has any  liability  (and there is no basis for any  present or future  Action  against  any of them giving rise to any liability), other than (i) liabilities set forth on the face of the  Company  Reference  Balance  Sheet  (rather  than  the  notes thereto),  (ii) liabilities incurred subsequent to the date of the Company
      Reference Balance Sheet, that,  individually or in the aggregate,  are not material to the business,  condition (financial or otherwise),  results of operations  or prospects of the Company and the  Subsidiaries,  taken as a whole.

(d)   Since the enactment of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley
      Act"), the Company has been and is in compliance in all material  respects
      with   (i)  the   current   prevailing   applicable   provisions   of  the
      Sarbanes-Oxley  Act and the rules and regulations  promulgated  thereunder and (ii)  the  applicable  listing  and  corporate  governance  rules  and regulations of NASDAQ and the Company has not received any notice from the
      National  Association of Securities  Dealers or any other person regarding any such non-compliance.

(e)   The Company has designed and maintains  disclosure controls and procedures to ensure  that  material  information  relating  to the  Company  and the
      Subsidiaries  is made known to the Chief  Executive  Officer and the Chief
      Financial  Officer of the Company by others within those entities.  To the

                                       20

      extent  applicable,  the Company has  disclosed,  based on its most recent evaluation prior to the date of this Agreement,  to the Company's auditors and the audit committee of the Board (i) any significant  deficiencies and material  weaknesses in the design or operation of internal  controls over financial  reporting that are reasonably likely to adversely affect in any material respect the Company's ability to record,  process,  summarize and report  financial  information  and (ii) any fraud or allegation of fraud, whether or not material,  that involves  management or other employees who have a significant role in the Company's  internal controls over financial reporting.

               SECTION 4.08 - ABSENCE OF CERTAIN CHANGES OR EVENTS

Except as set forth in the SEC Reports filed subsequent to December 31, 2006 and prior to the date of this Agreement, as set forth in Section 4.08 of the Company
Disclosure  Letter,  or as  expressly  contemplated  by  this  Agreement,  since
December 31, 2006 and prior to the date of this  Agreement,  each of the Company and  the  Subsidiaries  has  conducted  its  business  in  the  ordinary  course consistent with past practice.  Without  limiting the foregoing,  there has not, directly or indirectly, occurred:

           (i)    any  event,  change,  effect or  circumstance,  including  any damage to,  destruction or loss of any asset of the Company or
                  a   Subsidiary   (whether   or  not   covered  by   insurance)
                  constituting or that could reasonably be expected to result in a Material Adverse Effect;

           (ii)   any amendment or change in the organizational documents of the
                  Company or any Subsidiary;

           (iii)  any change in the accounting  reporting  methods,  principles, periods,  practices,  policies or procedures of the Company or any Subsidiary  (other than as required by GAAP  subsequent to the date of this Agreement);

           (iv)   any acquisition,  lease or license from any person (by merger, consolidation, acquisition of stock or assets or otherwise) or sale,  lease,  license,  disposal or  Encumbrance  (by merger, consolidation,  sale of stock or assets or otherwise),  of any assets other than in the ordinary course of business;

           (v)    any  waiver  of a  valuable  right  or of a debt  owed  to the
                  Company or any Subsidiary or  satisfaction or discharge of any
                  Encumbrance  or payment of any liability of the Company or any
                  Subsidiary,  except in the  ordinary  course of business in an aggregate amount that is not material;

           (vi)   change in any  compensation  arrangement  or contract with any present or former  employee,  officer,  director,  consultant, stockholder  or other  service  provider of the Company or any
                  Subsidiary or grant of any severance or termination pay to any
                  such   present   or  former   employee,   officer,   director,
                  consultant,  stockholder or other service provider or increase of any benefits payable under any severance or termination pay policies or the establishment, amendment or termination of any
                  Plan or any  increase in benefits  made or proposed to be made under such Plan, except as required by applicable Law or grant of any Company  Stock Awards or other awards under any Company
                  Stock  Award  Plan,  other than (A)  required  pursuant to the terms of any Plan as in effect  on the date of this  Agreement or (B) required by Law;

                                       21

           (vii)  declaration, setting aside or payment of any dividend or other distribution  with respect to Equity  Interests of the Company or any Subsidiary;

           (viii) split,  combination or reclassification of Equity Interests of the  Company  or  any  Subsidiary  or any  issuance  of or the authorization  of any  issuance  of any  other  securities  in respect of, in lieu of or in  substitution  for, shares of its
                  Equity Interests of the Company or any Subsidiary;

           (ix)   write up,  write  down or write  off of the book  value of any assets of the Company and or any Subsidiary, other than in the ordinary course of business or as required by GAAP;

           (x)    making,  revoking or changing by the Company or any Subsidiary of any Tax election, changing by the Company or any Subsidiary of any method of Tax  accounting,  settlement or compromise by the  Company or any  Subsidiary  of any  liability  for Taxes, filing by the  Company or any  Subsidiary  of any  amended Tax
                  Return  or claim  for  refund,  surrendering  any right of the
                  Company or any Subsidiary to claim a Tax refund, or consent by the Company or any  Subsidiary  to any  extension or waiver of the statute of limitations  period applicable to any Tax claim or assessment;

           (xi)   loans, advances or capital contributions by the Company or any
                  Subsidiary to, or investments in, any other Person, except for
                  (A) loans,  advances,  capital  contributions  or  investments between any wholly owned Subsidiary and the Company or another wholly owned Subsidiary, or (B) employee advances for expenses in the ordinary course of business;

           (xii)  authorization  or entry by the Company or any Subsidiary  into any commitment with respect to any capital expenditure;

           (xiii) any other action that would  require  Parent's  consent  under
                  Section 6.01; or

           (xiv)  any contract by the Company or any of the  Subsidiaries  to do any of the foregoing.

                      SECTION 4.09 - ABSENCE OF LITIGATION

Except as set forth in Section 4.09 of the Company Disclosure  Letter,  there is no Action  pending  or, to the  Company's  knowledge,  threatened,  against  the
Company  or any  Subsidiary,  or any  Property  or asset of the  Company  or any
Subsidiary  that (i) could,  if  adversely  determined  against  the  Company or
Subsidiary,  reasonably  be expected to have a Material  Adverse  Effect or (ii)
seeks to  materially  delay or prevent  the  consummation  of the  Transactions.
Neither the Company nor any  Subsidiary nor any Property or asset of the Company or any  Subsidiary  is  subject to any Order that has,  or could  reasonably  be expected to have, a Material Adverse Effect. To the Company's  knowledge,  there are no  inquiries  or  investigations  of  Governmental  Authorities  pending or threatened  regarding any accounting practices of the Company or any malfeasance by any executive officer of the Company or any Subsidiary.

                      SECTION 4.10 - EMPLOYEE BENEFIT PLANS

(a)   Section 4.10(a) of the Company Disclosure Letter lists:

                                       22

           (i)    all employee  benefit plans (as defined in Section 3(3) of the
                  Employee  Retirement  Income  Security Act of 1974, as amended
                  ("ERISA"))  and  all  bonus,  stock  option,  stock  purchase,
                  restricted   stock,    incentive,    deferred    compensation,
                  relocation,  fringe benefit, retiree medical or life insurance
                  (or other insurance), supplemental executive retirement plans, health,  welfare,  severance or other benefit plans, programs, trusts or arrangements, and all employment, change in control, termination, severance, compensation or other contracts, and

           (ii)   all contracts between the Company or any of its Affiliates and any employee,  officer, director,  consultant or other service provider of the Company or of any  Subsidiary,  including  any contracts or change in control arrangements relating to a sale of the  Company  (1) in the  case of  each  of (i)  and  (ii), established,  maintained, sponsored or contributed to (or with respect  to  which  any  obligation  to  contribute  has  been undertaken)  by the Company or any entity that would be deemed a "single  employer"  with the Company under  Section  414(b),
                  (c),  (m) or (o) of the  Internal  Revenue  Code of  1986,  as
                  amended  (the  "Code")  or  Section  4001 of ERISA (an  "ERISA
                  Affiliate")  on behalf  of any  Employee,  officer,  director, consultant,  stockholder  or  other  service  provider  of the
                  Company or any Subsidiary (whether current, former or retired)
                  or their  dependents,  spouses,  or  beneficiaries or (2) with respect to which the Company or any of its Subsidiaries has or could have any liability (collectively,  the "Plans"). No Plan is  maintained  outside  of the  jurisdiction  of  the  United
                  States.

(b)   Each Plan is in writing and the Company has delivered to Parent a true and correct copy of (i) each Plan  (including all  amendments),  (ii) the 2004 and 2005  annual  reports  (Form  5500)  filed with the  Internal  Revenue
      Service  (the  "IRS"),  if any,  --- (iii) the most  recent  summary  plan description for each Plan for which a summary plan description is required by  applicable  Law,  (iv) the three  most  recent  actuarial  reports  or
      valuations,   if  any,  relating  to  a  Plan  and  (v)  the  most  recent determination  letter or opinion  letter issued by the IRS with respect to any Plan that is intended to qualify under Section 401(a) of the Code.

(c)   Except as set forth in Section 4.10(c) of the Company  Disclosure  Letter, none of the ERISA Affiliates,  the Company, any Subsidiary or any of their respective  predecessors  has  contributed  to,  contributes  to, has been required to contribute to, or otherwise participated in or participates in or in any way has any  liability,  directly or indirectly  with respect to any plan subject to Section 412 of the Code, Section 302 of ERISA or Title
      IV of ERISA,  including  any  "multiemployer  plan" (within the meaning of
      Sections  3(37) or 4001(a)(3)  of ERISA or Section  414(f) of the Code) (a
      "Multiemployer  Plan") or any single  employer  pension  plan  (within the meaning of Section 4001(a)(15) of ERISA) that is subject to Sections 4063,
      4064 and 4069 of ERISA.

(d)   The Company,  any  Subsidiary,  each ERISA  Affiliate,  each Plan and each
      "plan  sponsor"  (within  the  meaning of Section  3(16) of ERISA) of each
      "welfare  benefit  plan" (within the meaning of Section 3(1) of ERISA) has complied in all material  respects with the  requirements of Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA.

(e)   Each Plan complies in form and has been operated in all material  respects in accordance with its terms and the  requirements of all applicable Laws.
      No Action is pending  or, to the  Company's  knowledge,  threatened,  with

                                       23

      respect to any Plan, any trustee or fiduciaries  thereof, the Company, any
      Subsidiary,  any  ERISA  Affiliate,  any  Employee,  officer  or  director thereof, or any of the assets of any trust of any of the Plans (other than immaterial  claims  for  benefits  in the  ordinary  course)  and,  to the
      Company's  knowledge,  no fact or event exists that would give rise to any such Action.

(f)   Each Plan that is intended to be  qualified  under  Section  401(a) of the
      Code is so  qualified  and has timely  received a favorable  determination letter  from the IRS  upon  which  it may  rely  (or the  Company  and the
      Subsidiaries  are  entitled  to rely on a  favorable  opinion or  advisory letter issued by the IRS in accordance with Revenue Procedure 2005-16 with respect  to the  qualified  status of the plan  document),  and no fact or event has occurred since the date of such determination  letter or opinion letter from the IRS that could  reasonably be expected to adversely affect the qualified status of any such Plan.

(g)   With  respect to each Plan:  (i) all  payments  required by the Plan,  any contract,  or by Law (including all  contributions,  insurance premiums or intercompany  charges) with respect to all prior periods have been made or provided  for by  the  Company  as  applicable,  in  accordance  with  the provisions  of  each  of the  Plans,  applicable  Law  and  GAAP;  (ii) no non-exempt "prohibited transaction," within the meaning of Section 4975 of the Code and Section 406 of ERISA, has occurred or is reasonably  expected to occur with respect to the Plan; (iii) no Plan is under, and the Company
      or  the   Subsidiary   has  not  received  any  notice  of,  an  audit  or
      investigation by any  Governmental  Authority and no such completed audit, if any, has resulted in the  imposition  of any Tax or penalty;  (iv) with respect  to each Plan  that is  funded  mostly  or  partially  through  an insurance  policy,  neither  the  Company,  nor any  Subsidiary  or  ERISA
      Affiliate  (A)  has  any  liability  in the  nature  of  retroactive  rate adjustment,  loss  sharing  arrangement  or  other  actual  or  contingent liability arising wholly or partially out of events occurring on or before the date of this  Agreement  or (B) is  reasonably  expected  to have such liability with respect to periods  through the Effective Time; (v) neither the Company nor any Subsidiary  has incurred and or reasonably  expects to incur a  material  tax or penalty  imposed by Section  4980 of the Code or
      Section  502 of ERISA or any  material  liability  under  Section  4071 of
      ERISA;  or (vi) no fiduciary of any Plan has any  liability  for breach of fiduciary  duty or any other failure to act or comply in  connection  with the administration or investment of the assets of any Plan.

(h)   Except  as set  forth in  Section  4.10(h)(i)  of the  Company  Disclosure
      Letter, the consummation of the Transactions alone, or in combination with a termination  of any  Employee,  officer,  director,  consultant or other service provider or stockholder of the Company or any Subsidiary  (whether current,  former or retired) or any other event, will not give rise to any
      liability  under  any  Plan,   including   liability  for  severance  pay,
      unemployment  compensation,  termination pay or withdrawal  liability,  or accelerate  the time of  payment  or  vesting  or  increase  the amount of
      compensation  or  benefits  due  to  any  Employee,   officer,   director,
      consultant or other service  provider or stockholder of the Company or any
      Subsidiary  (whether  current,  former or  retired)  or their  dependents, spouses,  or beneficiaries.  Except as set forth in Section 4.10(h)(ii) of the  Company  Disclosure  Letter,  as of the  Effective  Time,  no amounts payable  under any Plan or otherwise  will (i) fail to be  deductible  for federal  income tax purposes by virtue of Section 280G of the Code or (ii)
      result in any payment that would not be deductible under Section 162(m) of the Code.  No Plan or other  agreement  provides  any  Employee,  officer, director,  consultant  or other  service  provider or  stockholder  of the
      Company or any Subsidiary  with any amount of additional  compensation  if such individual is provided  amounts subject to excise or additional taxes imposed under Sections 409A or 4999 of the Code.

                                       24

(i)   Neither the Company,  nor any  Subsidiary  or ERISA  Affiliate  maintains, contributes  to or in any  way  provides  for  any  benefits  of any  kind whatsoever (other than under Section 4980B of the Code, the Federal Social
      Security Act or a plan qualified  under Section 401(a) of the Code) to any current or future retiree or terminee.

(j)   None of the Company,  any Subsidiary,  any ERISA Affiliate,  any director, officer  or to the  Company's  knowledge,  Employee  thereof  has made any promises or  commitments,  whether  legally  binding or not, to create any additional  plan,  contract or arrangement,  or to modify or change in any material way any existing Plan. No event, condition or circumstance exists that could reasonably be expected to result in a material  increase of the benefits  provided under any Plan or the expense of  maintaining  any Plan from the level of benefits or expense  incurred for the most recent fiscal year ended before the Effective Time. No event,  condition or circumstance exists that would prevent the amendment or termination of any Plan.

(k)   Any individual  who performs or performed  services for Company and who is not treated as an employee  for federal  income tax purposes by Company or any of the Subsidiaries is not an employee under applicable Law or for any purpose,  including,  without limitation,  for Tax withholding purposes or
      Plan purposes; Company and the Subsidiaries have no liability by reason of an individual who performs or performed services for Company or any of the
      Subsidiaries in any capacity being improperly  excluded from participating in a Plan; and each of the Employees of Company and the  Subsidiaries  has been properly  classified by Company and the  Subsidiaries  as "exempt" or
      "non-exempt" under applicable Law.

(l)   Neither  the  Company,  nor any  Subsidiary  or  ERISA  Affiliate  has any
      unfunded  liabilities  pursuant  to any Plan  that is not  intended  to be qualified  under  Section  401(a)  of the Code  and  that is an  "employee pension  benefit  plan"  within the  meaning of Section  3(2) of ERISA,  a nonqualified  deferred  compensation  plan or an excess benefit plan. Each
      Plan that is a "nonqualified deferred compensation plan" (as defined under
      Section 409A(d)(1) of the Code) has been operated and administered in good faith  compliance with Section 409A of the Code and the guidance  provided thereunder  from the period  beginning  January 1, 2005  through  the date hereof  and no such Plan  which was in effect  prior to  October  2, 2004, which the  Company  determined  to not be subject  to Section  409A of the
      Code, has been materially modified since October 2, 2004.

(m)   There  are no  loans  by the  Company  or any of its  Subsidiaries  to any
      Employee,  officer,  director,  consultant  or other  service  provider or stockholder of the Company or any Subsidiary  outstanding,  and there have never been any loans or  extensions of credit by the Company or any of its
      Subsidiaries  in  violation of Section 402 of the  Sarbanes-Oxley  Act, or subject to  Regulation U of the Board of Governors of the Federal  Reserve
      System  as  from  time to time in  effect  and any  successor  to all or a portion thereof establishing margin requirements.

                          SECTION 4.11 - LABOR MATTERS

(a)   Except as set forth in Section 4.11(a) of the Company  Disclosure  Letter, neither the Company nor any  Subsidiary  (i) has been or is a party to any collective bargaining or other labor union contract or (ii) has recognized or bargained with any union or labor organization.

                                       25

(b)   Except as set forth in Section 4.11(b) of the Company  Disclosure  Letter, there has not been, nor is there pending,  or, to the Company's knowledge, threatened:

           (i)    any strike,  slowdown,  picketing,  work  stoppage or material dispute by or with respect to any  employees of the Company or any Subsidiary (collectively, "Employees");

           (ii)   any Action  against  or  affecting  the  Company or any of its
                  Subsidiaries  relating to a violation or alleged  violation of any Law relating to or establishing  standards of conduct with
                  respect   to   labor    relations   or   employment    matters
                  (collectively,  "Employment  Laws"),  including  any  material charge or  complaint  filed by an  employee  or union with the
                  National  Labor   Relations   Board,   the  Equal   Employment
                  Opportunity  Commission,  the Department of Labor or any other
                  Governmental  Authority  or in any  grievance  or  arbitration process;

           (iii)  any union organizing activity by any Employees;

           (iv)   any labor or  employment  dispute  against  or  affecting  the
                  Company or any of the  Subsidiaries,  or the  premises  of the
                  Company or any of the Subsidiaries;

           (v)    any petition or application for  certification of a collective bargaining agent to represent any of the Employees; or

           (vi)   any campaign,  demand,  request or other activity by any union or labor  organization  to  organize or  represent  any of the
                  Employees.

(c)   No event has occurred or circumstance  exists that could provide the basis for any work  stoppage  or other  labor  dispute.  Except  as set forth in
      Section  4.11(c)  of  the  Company   Disclosure   Letter,   there  are  no
      controversies pending or, to the Company's knowledge,  threatened, between the  Company  or any  Subsidiary  and any of the  Employees.  There  is no
      lockout  of any  Employees,  and no such  action  is  contemplated  by the
      Company or any  Subsidiary.  Neither  the Company  nor any  Subsidiary  is
      liable  for  the  payment  of any  compensation,  damages,  Taxes,  fines, penalties,  or other amounts,  however  designated,  for failure to comply with any Employment Laws.

(d)   No  officer  or key  Employee  or group of  Employees  has  expressed  any intention of  terminating  his or her  employment  in any capacity and the
      Company and its  Subsidiaries  have no present  intention to terminate the employment of any officer or key Employee.

(e)   The Company and the  Subsidiaries  are employing all of their Employees in compliance in all material  respects with all applicable  Laws relating to employment and employment practices,  including,  without limitation,  all applicable  Laws  related  to  taxation,  employment  standards,  workers'
      compensation, terms and conditions of employment,  occupational health and safety,  disability benefits,  wages and hours, termination of employment, human rights, pay equity,  employment equity,  and, where applicable,  the
      Worker  Adjustment  and Retraining  Notification  Act. The Company and the
      Subsidiaries  are not in breach of any such Laws and there are no pending,

                                       26

      outstanding  or  threatened  proceedings  thereunder.  There  has  been no harassment,  discrimination,  retaliatory act or similar claim,  action or proceeding against the Company or any of its Subsidiaries or any of its or
      their officers, directors or Employees.

(f)   No  Employee  or former  Employee  of the  Company is owed or has filed an administrative  complaint  or  Action  alleging  the  Employee  or  former
      Employee  is owed  any  wages,  benefits  or other  compensation  for past services  (other  than wages,  benefits  and  compensation  accrued in the ordinary  course of  business  during the  current  pay period and accrued vacation).

(g)   Section 4.11(g) of the Company Disclosure Letter sets forth a complete and correct list of all agreements (including, without limitation, employment, retention,  change of control, consulting or severance agreements) between the  Company  or any  Subsidiary  and any  current or former  Employee  or consultant/contractor  whose  compensation or severance  benefits exceeded
      $100,000  during the fiscal year ended December 31, 2006 and which may not be terminated  at will,  or by giving  notice of 30 days or less,  without cost or penalty.  The Company has  delivered to Parent  true,  correct and complete copies of each such agreement, as amended to date. The employment of  each  Employee  is  terminable  at  the  will  of the  Company  or its
      Subsidiaries.   Each  former  Employee  whose  compensation  or  severance benefits  exceeded  $100,000  during  the  last  year of  such  Employee's employment with the Company or any Subsidiary  signed a general release in favor of the Company or such Subsidiary,  as applicable,  upon termination of such  Employee's  employment  therewith,  releasing  all claims by such
      Employee against the Company and its Subsidiaries.

                         SECTION 4.12 - PROXY STATEMENT

At the date the Proxy  Statement  (or any  amendment or  supplement  thereto) is first  mailed to  stockholders  of the  Company  the Proxy  Statement  shall not contain any untrue  statement  of a material  fact or omit to state any material fact required to be stated therein or necessary to make the statements  therein, in the light of the  circumstances  under which they were made,  not  misleading
(except that no  representation  or warranty is made by the Company with respect to any  information  contained in the Proxy  Statement  that is based on, and in conformity with, information supplied in writing by Parent, Merger Sub or any of
Parent's or Merger Sub's  representatives  expressly  for inclusion in the Proxy
Statement). The Proxy Statement shall comply in all material respects as to form with  the  requirements  of the  Exchange  Act and  the  rules  and  regulations thereunder.  Notwithstanding the foregoing,  the Company makes no representation or warranty with respect to any information  supplied by Parent or Merger Sub in writing for inclusion in the Proxy Statement.

                         SECTION 4.13 - PROPERTY; LEASES

(a)   Section 4.13(a) of the Company  Disclosure Letter contains a true, correct and complete  list of, and  describes  briefly,  (i) all real property and interests in real property,  including  improvements thereon and easements appurtenant  thereto  owned  in fee by the  Company  and the  Subsidiaries
      (collectively,  the "Owned Real Property"), and (ii) all real property and interests  in real  property  leased or  subleased  by the Company and the
      Subsidiaries from or to any person or otherwise having any right, title or interest in or to or any liability with respect thereto (collectively, the
      "Leased Real Property" and,  together with the Owned Real Property,  being referred  to herein  collectively  as the  "Real  Property")  and  briefly describes  the current use or non-use,  as the case may be, of such Leased
      Real  Property.  The list set  forth in  Section  4.13(a)  of the  Company
      Disclosure Letter:

                                       27

           (i)    contains,  with respect to each of the Leased Real Properties, all existing  leases,  subleases,  licenses or other occupancy contracts to which the Company or any of the Subsidiaries is a party or by which the  Company or any of the  Subsidiaries  is bound,  and  all  amendments,  modifications,  extensions  and
                  supplements  thereto  (collectively,   the  "Tenant  Leases"),
                  regardless of whether the terms thereof have commenced; and

           (ii)   sets forth,  with respect to each Tenant Lease, as of the date of this Agreement,  (A) the name of the tenant,  (B) the space demised, (C) the monthly fixed rent and the date through which it has been paid,  (D) the  unapplied  amount of the  security deposit (if any), (E) the expiration date, and (F) any arrears of rents or other payments and the amount thereof.

      Such list (including all explanatory  footnotes  thereto) is true, correct and complete in all material respects.

(b)   The Company and the Subsidiaries have good and marketable fee simple title to all Owned Real Property, free and clear of all Encumbrances, except (A)
      those  Encumbrances set forth in Section 4.13(b) of the Company Disclosure
      Letter and (B) Permitted  Encumbrances.  The Real Property constitutes all interests in real property currently used,  occupied or currently held for use in connection  with the  respective  businesses of the Company and the
      Subsidiaries  and that are necessary  for the  continued  operation in all material  respects  of the  respective  businesses  of the Company and the
      Subsidiaries as such businesses are currently conducted.  To the Company's knowledge (i) all of the Real Property,  fixtures and improvements thereon owned or leased by the Company and the  Subsidiaries are in good operating condition  without  structural  defects,  (ii) all  mechanical  and  other building systems located thereon are (A) in good operating condition,  and
      no  condition   exists   requiring   material   repairs,   alterations  or
      corrections, (B) suitable,  sufficient and appropriate in all respects for their current and contemplated  uses in all material  respects,  and (iii)
      none of the improvements located on the Real Properties or uses being made of the Real Properties  constitute a legal non-conforming use or otherwise require any special  dispensation,  variance or special  Permit  under any
      Laws. The Company has made available to Parent true,  correct and complete copies of (i) all deeds,  title  reports  and  surveys  for the Owned Real
      Properties  in the  Company's  possession  or control  and (ii) the Tenant
      Leases,  together with all amendments,  modifications  or supplements,  if any,  thereto.  The Owned Real  Properties  are not subject to any leases, rights of first  refusal,  options  to  purchase  or rights of  occupancy, except as set forth in Section 4.13(b) of the Company Disclosure Letter.

(c)   The Company  and the  Subsidiaries,  as  applicable,  have,  and after the
      Effective Time,  will continue to have, a valid and enforceable  leasehold interest  under  each  of the  Tenant  Leases  until  the  termination  or expiration of such interest, free and clear of all Encumbrances other than
      Permitted  Encumbrances,  and each of the Tenant  Leases is, and after the
      Effective Time, to the Company's  knowledge,  will continue to be, in full force and effect until the termination or expiration of such interest. The
      Company and the Subsidiaries,  as applicable, are not in default under any
      Tenant Lease, and to the Company's knowledge, no events have occurred and, to the Company's knowledge,  no circumstances exist that, if not remedied, whether  with or  without  notice or the  passage  of time or both,  would result in such a default.  Neither  the  Company  nor any  Subsidiary  has

                                       28

      received or given any notice of any default  (after  giving  effect to any applicable  notice and cure  period) or event that with notice or lapse of time,  or both,  would  constitute a default  (after  giving effect to any applicable  notice and cure period) by the Company or any Subsidiary under any of the Tenant  Leases which event or default  remains  uncured and, to the Company's knowledge, no other party is in default (after giving effect to any  applicable  notice and cure period)  thereof,  and no party to the
      Tenant Leases has exercised any termination  rights with respect  thereto.
      Except as otherwise set forth in Section 4.13(c) of the Company Disclosure
      Letter,  all  leasing,  brokerage,  finder  and  other  similar  fees  and commissions  that  are  due  and  payable  by  the  Company  or any of the
      Subsidiaries  with respect to the Tenant  Leases have been paid in full. A true, correct and complete copy of each Tenant Lease has been furnished or made available to Parent. Each of the Tenant Leases constitutes the entire agreement between the Company or one of the  Subsidiaries,  as applicable, and each other  party  thereto,  and  neither  the  Company nor any of the
      Subsidiaries  has  made  any  oral  promises  or  agreements  amending  or modifying the same.  Except as set forth in Section 4.13(c) of the Company
      Disclosure  Letter,  none of the Tenant Leases in which the Company or any of the  Subsidiaries  is a tenant  contain any rights of  recapture or any limitation on the use of the applicable Leased Real Property.

(d)   There are no options,  rights of first  refusal or first offer to purchase or contracts of sale for all or any part of the interest of the Company or the Subsidiaries in, to and under any Tenant Lease.

(e)   Section 4.13(e) of the Company  Disclosure Letter contains a true, correct and  complete  list of all of the most  recent  title  insurance  policies
      ("Existing Title Policies") in the Company's  possession or control issued by a title insurer  insuring title to the Real Property.  A true,  correct and complete copy of each Existing Title Policy has been furnished or made available to Parent. Except as set forth in Section 4.13(e) of the Company
      Disclosure Letter, the Existing Title Policies in the Company's possession or  control  are in full force and effect and no claim has been made under any of the Existing Title Policies.

(f)   Except as set forth in Section 4.13(f) of the Company Disclosure Letter:

           (i)    none of the Owned Real Property is now damaged or injured as a result of any fire, explosion, accident or other casualty that is not adequately insured against under the insurance policies maintained by the Company or the Subsidiaries  with respect to the Owned Real Property, and

           (ii)   none of the Leased Real  Property is now damaged or injured as a result of any fire,  explosion,  accident or other  casualty that, to the Company's  knowledge,  is not adequately  insured against under the insurance policies  maintained by the lessor of the Leased Real property, and

           (iii)  all work to be  performed,  payments to be made and actions to be taken by the  Company  or any of the  Subsidiaries  and any subleases of either the Company or any of the  Subsidiaries on or prior to the date of this  Agreement  pursuant to any Order
                  in   connection   with   a   site   plan,   approval,   zoning
                  reclassification or similar action relating to any of the Real
                  Property,  has been performed,  paid or taken, as the case may be, in all material respects and, to the Company's  knowledge, there is not any planned or proposed  work,  payment or action that may be  required  after the date  hereof  pursuant to any such Order, and

                                       29

           (iv)   The current use and  operation  of the Owned Real  Property by the  Company  and the  Subsidiaries  does not  violate  in any material respect any restrictive covenants of record affecting any of such Owned Real  Property  and  neither the Company nor any Subsidiary is in default of the payment of any common area maintenance or similar payments or reimbursements  thereunder.
                  To the Company's  knowledge,  the current use and operation of the Leased Real  Property by the Company and the  Subsidiaries
                  does not  violate  in any  material  respect  any  restrictive
                  covenants  of  record   affecting  any  of  such  Leased  Real
                  Property. Neither the Company nor any Subsidiary is in default of the  payment  of any  common  area  maintenance  or similar payments  or  reimbursements  owned  by  the  Company  or  any
                  Subsidiary  with  respect to the  Leased  Real  Property.  All reciprocal easement contracts, conditions and restrictions and similar public or private  restrictive  covenants to which any of the Real Property is subject have not been violated and are set forth in Section 4.13(f) of the Company Disclosure Letter;
                  provided,  however, that the representations and warranties in this  sentence  with  respect to the Leased Real  Property are only  to the  Company's  knowledge.  Except  as set  forth  in
                  Section  4.13(f)  of the  Company  Disclosure  Letter,  to the
                  Company's knowledge,  there exist no outstanding  requirements or  recommendations  by (i) any  insurance  company  currently
                  insuring   any  Real   Property,   (ii)  any   board  of  fire
                  underwriters or other body exercising  similar  functions with respect  to any Real  Property  or  (iii)  the  holder  of any
                  Encumbrance  on any Real  Property,  in each  such  case  that require  or  recommend  any  repairs  or work of any  material nature be performed on such Real Property.

(g)   Set forth in Section 4.13(g) of the Company  Disclosure  Letter is a true, correct  and  complete  list  of all  material  plans  and  specifications relating to the Real  Property in the  possession of the Company or any of the Subsidiaries. True, correct and complete copies of such material plans and specifications in the possession of the Company have been furnished or
      made  available  to  Parent.   To  the  Company's   knowledge,   permanent
      certificates of occupancy covering all portions of the Owned Real Property that are improved and occupied, permitting such improvements to be legally used and  occupied  in their  current  manner,  have  been  issued  by the appropriate Governmental Authority and have not been withdrawn, revoked or suspended.  True,  correct and  complete  copies of such  certificates  of occupancy in the  possession  of the Company  have been  furnished or made available to Parent. To the Company's knowledge,  there does not exist and there has not occurred  since the Company's  acquisition of the Owned Real
      Property any alteration,  improvement or change in the use of any building or other  improvement in the Owned Real Property that would  require,  the issuance of any new or amended  certificate  of  occupancy.  No Owned Real
      Property is and, to the Company's  knowledge,  no Leased  Property is, or, with respect to the Real Property,  to the Company's  knowledge,  will be, subject to zoning,  use or building code restrictions that would prohibit, and no state of facts exists with respect to the Owned Real  Property and, to the  Company's  knowledge,  no state of facts exist with respect to the
      Leased  Real  Property  or,  with  respect  to the Real  Property,  to the
      Company's  knowledge,   will  exist,  that  would  prevent  the  continued
      ownership,  leasing or use of such real  property  in its  business as now conducted and proposed to be conducted.  Without  limiting the  foregoing,
      (i) with  respect to the Owned Real  Property  there is no pending and, to the Company's knowledge, with respect to the Leased Real Property there is no  pending  or  with  respect  to the  Real  Property,  to the  Company's knowledge, threatened, condemnation or eminent domain Action affecting the
      Owned Real Property and/or Leased Real Property, as applicable, that would reasonably  be  expected  to affect  the use,  operation,  maintenance  or enjoyment  of  thereof  in any  material  respect,  (ii) to the  Company's

                                       30

      knowledge,  there are no plans of a  Governmental  Authority to change the highway or road system in the vicinity of the Real Property or to restrict or change  access from any such highway or road to the Real  Property that could adversely affect access to any roads providing a means of ingress to or egress from the Real  Property,  and (iii) to the Company's  knowledge, there is no pending or proposed  Action to change or  redefine  the zoning classification of all or any portion of any of the Real Property.

(h)   Except as set forth in Section 4.13(h) of the Company  Disclosure  Letter, no Action  seeking a reduction in real estate Taxes  imposed upon the Real
      Property or the assessed  valuation  thereof (or any portion  thereof) (i)
      has been  settled  during the period in which the Real  Property  has been owned  or  leased,  as the  case  may  be,  by the  Company  or any of the
      Subsidiaries or (ii) is currently pending; provided, however, with respect to the Leased Real  Property,  the  representations  made in this  Section
      4.13(h) are only to the Company's knowledge.

(i)   Except as set forth in Section 4.13(i) of the Company  Disclosure  Letter, there  are  no  restrictions  on the  rights  of the  Company  and/or  the
      Subsidiaries to mortgage their interests in the Real Property.

                            SECTION 4.14 - CONTRACTS

(a)   Section  4.14(a) of the  Company  Disclosure  Letter  lists the  following contracts to which any of the Company or the Subsidiaries is a party or by which it is bound:

           (i)    any contract  (or group of related  contracts)  involving  the performance of services or the purchase of goods, materials or other assets by or to the Company or any of the  Subsidiaries, the  performance of which will involve (A) annual  payments to or from the Company and the  Subsidiaries of $250,000 or more, or (B) aggregate payments (including termination penalties) to or from the  Company and the  Subsidiaries  of  $1,000,000  or more;

           (ii)   any  contract  concerning  a  partnership,  limited  liability company or joint venture;

           (iii)  any  contract (or group of related  contracts)  under which it
                  has  (x)  created,   incurred,   assumed,  or  guaranteed  any
                  indebtedness  for borrowed  money,  or any  capitalized  lease
                  obligation,   in  excess  of   $500,000   or  (y)  imposed  an
                  Encumbrance on any of its assets, tangible or intangible;

           (iv)   any contract  concerning  confidentiality or noncompetition or that limits or otherwise  restricts  the Company or any of the
                  Subsidiaries or that would, after the Effective Time, limit or restrict  Parent,  the  Surviving  Corporation  or  any of the
                  Subsidiaries  or  any  successor   thereto  or  any  of  their
                  respective Affiliates,  from engaging or competing in any line of business or in any geographic area,  including any contract containing any "radius clause"  applicable to markets in which the Company has operations;

           (v)    any contract  relating to  collective  bargaining  or employee association;

           (vi)   any  contract  for  the  employment  of  any  individual  on a full-time,  part-time,  consulting,  or other  basis who is an officer or director of the Company or any of the  Subsidiaries or any  Affiliate of any of them,  or that provides for annual compensation in excess of $100,000 or any severance benefits;

                                       31

           (vii)  any   contract   under   which  the  Company  or  any  of  the
                  Subsidiaries  has  advanced or loaned any amount to any of its directors, officers or employees;

           (viii) any  contract  under  which the  consequences  of a default or termination  could  reasonably  be  expected to have a Company
                  Material Adverse Effect;

           (ix)   any  other  contract  (or  group  of  related  contracts)  the performance  of  which  involves  aggregate  consideration  in excess of (A) $250,000 or more annually,  or (B) $1,000,000 or more in the aggregate;

           (x)    any contract that relates to any proposed Acquisition Proposal as to which  discussions have not been terminated prior to the date of this Agreement,  including all commitments  containing
                  confidentiality,   standstill,   non-solicitation  or  similar
                  provisions;

           (xi)   any  contract to which the Company or any of the  Subsidiaries
                  has  continuing   indemnification   obligations  or  potential
                  liability;

           (xii)  any contract  providing for the sale or exchange of, or option to sell or  exchange,  any  Property,  or for the  purchase or exchange  of, or  option to  purchase  or  exchange,  any real estate;

           (xiii) any contract for the acquisition or  disposition,  directly or indirectly  (by  merger  or  otherwise),  of  assets or Equity
                  Interests of another  person for  aggregate  consideration  in excess of  $500,000,  in each case other than in the  ordinary course of business;

           (xiv)  any  contract  pursuant  to which  the  Company  or any of the
                  Subsidiaries manages any real property;

           (xv)   any advertising or other  promotional  contract  providing for payment by the Company or any Subsidiary of $250,000 or more;

           (xvi)  any license, royalty or other contract concerning Intellectual
                  Property  (other  than  shrink-wrap   software  and  databases
                  licensed  to the Company or to any of the  Subsidiaries  under nonexclusive  software licenses granted to end-user  customers by third  parties in the  ordinary  course of business of such third parties'  businesses),  such Company  Disclosure  Letter indicating,  in the  case of any  such  license,  whether  the
                  Company  or  any  of  the  Subsidiaries  is  the  licensee  or licensor; and

           (xvii) each amendment,  supplement and modification  (whether written or oral) in respect of any of the foregoing.

(b)   The Company has made  available to Parent a correct and  complete  copy of each written contract listed in Section 4.14(a) of the Company  Disclosure
      Letter and a written  summary  setting  forth the terms and  conditions of each  oral  contract  referred  to  in  Section  4.14(a)  of  the  Company
      Disclosure Letter. With respect to each such contract (except as set forth in Section 4.14(a) of the Company Disclosure Letter):  (i) the contract is legal, valid, binding, enforceable, and in full force and effect; (ii) the

                                       32

      contract will continue to be legal, valid,  binding,  enforceable,  and in full force and effect on identical  terms  following the  Effective  Time;
      (iii) no party is in breach or  default,  and no event has  occurred  that with the passage of time or giving of notice would  constitute a breach or default, or permit termination,  modification, or acceleration,  under the contract; and (iv) no party has repudiated any provision of the contract.

                      SECTION 4.15 - INTELLECTUAL PROPERTY

(a)   Section  4.15(a)  of the  Company  Disclosure  Letter  contains a detailed description of all  Intellectual  Property (a) owned by the Company or any of the Subsidiaries (the "Company Intellectual Property") or (b) licensed, used or held  for use by the  Company  or any of the  Subsidiaries  in the
      conduct  of  their  businesses  ("Licensed  Intellectual  Property").  The
      Company and the Subsidiaries have (i) all right, title and interest in and to all Company Intellectual Property,  free and clear of all Encumbrances, other  than  Permitted  Encumbrances  and (ii) all  necessary  proprietary
      rights  in  and  to  all   Intellectual   Property,   including   Licensed
      Intellectual  Property,  used in, necessary for, or held for use in, their businesses  as now  conducted  and as proposed to be  conducted,  free and clear of all Encumbrances,  other than Permitted  Encumbrances.  Except as set forth in Section 4.15(a) of the Company Disclosure  Letter,  there are no outstanding  contracts or Orders  relating to the Company  Intellectual
      Property.  Neither the Company nor any of the Subsidiaries (y) is bound by or a party to any  contract of any kind with  respect to the  Intellectual
      Property of any other  person,  except with respect to a license  contract
      regarding  Licensed   Intellectual   Property  or  (z)  has  received  any
      communication  alleging  that  it has  infringed  or,  by  conducting  its business as proposed,  would infringe the Intellectual  Property rights of any third person. Neither the execution and delivery of this Agreement nor the  carrying on of the  Company's  and the  Subsidiaries'  businesses  as currently  conducted  or  proposed  to  be  conducted  will  infringe  the
      Intellectual  Property rights of any person;  alter, impair or require the consent  of any  other  person  in  respect  of any  Company  Intellectual
      Property or Licensed Intellectual Property; or conflict with, or result in a breach of the  terms,  conditions  or  provisions  of, or  constitute  a
      default  under,   any  contract  by  which  the  Company  or  any  of  the
      Subsidiaries  is  bound  or to  which  it is a  party.  To  the  Company's knowledge,  there has been, and there is no unauthorized use, infringement or  misappropriation  of the  Company  Intellectual  Property  or Licensed
      Intellectual Property by any third party (including licensees,  retailers, employees,  former  employees  and  contract  workers).  All of the rights
      within  the  Company  Intellectual   Property  and  Licensed  Intellectual
      Property are valid,  enforceable and subsisting,  and there is no claim or demand of any person  pertaining  to, or any Action that is pending or, to the Company's  knowledge,  threatened,  that  challenges the rights of the
      Company  or  its  Subsidiaries  in  respect  of any  Company  Intellectual
      Property or Licensed Intellectual Property or the validity, enforceability or effectiveness thereof. No person has any option with respect to Company
      Intellectual  Property. The Company Intellectual Property and the Licensed
      Intellectual  Property constitute all Intellectual  Property necessary for the operation of the Company's and Subsidiaries'  respective businesses as currently  conducted or proposed to be conducted.  Neither the Company nor any  Subsidiary is in default (or would with the giving of notice or lapse of  time be in  default)  under  any  material  license  to use any of the
      Licensed Intellectual Property.

(b)   Except as set forth on Section 4.15(b) of the Company  Disclosure  Letter, neither the Company nor any  Subsidiary is a party to any  contracts  with respect  to the  Company  Intellectual  Property.  Section  4.15(b) of the
      Company  Disclosure Letter sets forth, with respect to each such contract,

                                       33

      (i)  description  of the  products  for which  such  Company  Intellectual
      Property may be used,  (ii) the inception date and  termination  date, and
      (iii) territory and, except as set forth on Section 4.15(b) of the Company
      Disclosure Schedule,  there are no contracts relating to options to extend licenses, royalty percentages,  minimum requirements under licenses or the other  matters  described  in this  sentence.  The royalty fee  percentage specified  in each license  remains in effect,  is being paid when due and has not been  reduced,  modified,  waived  or  otherwise  affected  by any license "side letter," modification,  amendment,  waiver or suspension, in whole or in part. No right of rescission, counterclaim or defense has been asserted by a licensee  with  respect to a license.  There are no contract limitations  prohibiting  the  Company,  any  Subsidiary  or any of  their respective  Affiliates  from  operating  their  respective  businesses  or granting  any  licenses  in any  geographic  area or  location,  except as expressly set forth in the licenses.  There are no material  disputes with any licensees.

                              SECTION 4.16 - TAXES

(a)   The Company and the Subsidiaries have (i) filed all federal,  state, local and  foreign  Tax  returns  and  reports  required  to be  filed  by  them
      (collectively,  "Tax Returns"),  and all such Tax Returns were correct and complete in all material respects,  and (ii) paid and discharged all Taxes required to be paid or discharged.  The Company and the Subsidiaries  have paid all Taxes due whether or not shown on a Tax  Return.  The most recent financial  statements  contained  in the SEC  Reports  reflect an adequate reserve  for all Taxes  payable by the Company or any  Subsidiary  for all taxable  periods or portions  thereof  through the date of such  financial statements.  Since  the  date  of the  most  recent  financial  statements contained  in the SEC  Reports,  no Taxes have accrued with respect to the
      Company or any Subsidiary  other than Taxes accrued in the ordinary course of  business.  The  Company  and the  Subsidiaries  have  duly and  timely withheld all Taxes required to be withheld by them and such withheld Taxes have been duly and timely  paid to the proper  taxing  authority.  Section
      4.16(a)  of the  Company  Disclosure  Letter  lists all  income  and other material  Tax  Returns  filed with  respect to any of the  Company and the
      Subsidiaries  for taxable  periods  ended on or after  December  31, 2001, indicates those Tax Returns that have been audited and indicates those Tax
      Returns that currently are the subject of audit. Parent has been furnished by the Company with true and complete  copies of all filed federal,  state and local  income or  franchise  Tax  Returns  and state sales and use Tax
      Returns for or including the Company and each of the  Subsidiaries for all periods after December 31, 2001.

(b)   Except as described in Section 4.16(b) of the Company Disclosure Letter:

           (i)    no contract or other document waiving or extending the statute of  limitations  or the period of  assessment or collection of any Taxes has been filed or entered into by the Company or any of the Subsidiaries with any taxing authority;

           (ii)   no taxing  authority  is now  asserting  or, to the  Company's knowledge, threatening to assert against the Company or any of the Subsidiaries any deficiency or claim for additional Taxes;

           (iii)  there  are no  pending  audits  of the  Company  or any of the
                  Subsidiaries by any taxing authority nor are there any Actions currently  being  conducted with respect to any issue relating to Taxes; and

                                       34

           (iv)   there are no Encumbrances  for Taxes (other than Taxes not yet due and payable)  upon any of the assets of the Company or any
                  Subsidiary.

(c)   Neither  the  Company  nor  any  Subsidiary  is a  party  to any  contract providing for the allocation or sharing of, or indemnification from, Taxes with  any  party  other  than  the  Company  and/or  one  or  more  of the
      Subsidiaries. Neither the Company nor any Subsidiary has any liability for the Taxes of another person (other than the Company and the  Subsidiaries)
      under Treasury  Regulations  ss.1.1502-6  (or similar  provision of state, local or foreign law), or as  transferee  or  successor,  by contract,  or otherwise.  There  are  no  outstanding  requests  by the  Company  or any
      Subsidiary  for any Tax ruling from any taxing  authority  and neither the
      Company nor any  Subsidiary  has (i) received a Tax ruling or (ii) entered into  any  closing  agreement  or  other  similar  contract  with a taxing authority  relating  to Taxes of the  Company or any  Subsidiary,  in each case,  effective with respect to a taxable period for which the statute of limitations is still open or a taxable period ending after the date of the
      Closing.  The  Company is not,  nor was it any time  during the  five-year period  ending on the date on which the Effective  Time occurs,  a "United
      States real property  holding  corporation"  within the meaning of Section
      897(c)  of the Code;  at the  Closing,  Parent  shall be  provided  with a certificate  of the Company to that effect that complies with the Treasury
      Regulations  under Sections 897 and 1445 of the Code.  The  utilization of the  net  operating  losses  and  tax  credits  of  the  Company  and  the
      Subsidiaries is not subject to any limitation under Section 382 or Section
      383 of the Code or the  "separate  return  limitation  year"  rules of the consolidated  return  regulations.  Neither the Company nor any Subsidiary has  distributed  the stock of another  company in a transaction  that was purported  or intended to be governed by Section 355 or Section 361 of the
      Code.  Neither the Company nor any Subsidiary has engaged in any listed or other reportable  transaction  within the meaning of Treasury  Regulations
      ss.1.6011-4(b).

(d)   No tax authority of a jurisdiction  in which the Company or any Subsidiary does not file Tax Returns has questioned whether, or asserted that, it may be obligated to file Tax Returns in that jurisdiction. Neither the Company nor any  Subsidiary is a party to any tax sharing  agreement.  Neither the
      Company nor any  Subsidiary has been or is required to make any adjustment pursuant to Section 481(a) of the Code or any similar  provision of state, local or foreign tax law by reason of any change in any accounting method, there is no  application  pending  with any  taxing  authority  requesting permission for any change in any accounting method for Tax purposes and no taxing  authority has proposed any such adjustment or change in accounting method. Neither the Company nor any Subsidiary will be required to include in the  gross  income  of a taxable  period  ending  after the date of the
      Closing  income  or gain  attributable  to cash  received,  or an  account receivable  that  arose,  in a  prior  taxable  period  and  that  was not recognized in that prior taxable  period,  as a result of the  installment method,  the completed contract method or the cash method of accounting or any other method of accounting that defers the recognition of income.  The
      Company and each of its  Subsidiaries has fully complied with all statutes and  regulations  relating  to the  accounting  for  and  paying  over  of unclaimed or abandoned funds and other property.

                      SECTION 4.17 - ENVIRONMENTAL MATTERS

(a)   Except as set forth in Section 4.17(a) of the Company  Disclosure  Letter,
      all  of  the  current  and  past   operations   of  the  Company  and  the
      Subsidiaries,  including any operations of the Company or its Subsidiaries at any Property,  comply in all material  respects,  and have at all times during the Company's or any Subsidiary's  ownership or operation  thereof,

                                       35

      complied in all material respects with all applicable  Environmental Laws.
      Except as set forth in Section 4.17(a) of the Company  Disclosure  Letter, neither the Company, nor, to the Company's knowledge, any other person has engaged in,  authorized,  allowed or suffered any operations or activities
      upon  any  Property  involving  the  handling,   manufacture,   treatment,
      processing,   storage,  use,  generation,  release,  discharge,  spilling, emission, dumping or disposal of any Hazardous Substances at, on, under or from such  Property  except in  material  compliance  with all  applicable
      Environmental Laws.

(b)   Except as set forth in Section 4.17(b) of the Company  Disclosure  Letter, there are no  Hazardous  Substances  in, on, over,  under,  at or from the
      Owned Real  Property  or to the  Company's  knowledge,  at any Leased Real
      Property or any Property  formerly owned,  leased,  managed or operated by the Company or any  Subsidiary  at  concentrations  that would  materially violate  applicable  Environmental  Laws or would  reasonably be likely to result in the  imposition  of material  Environmental  Liabilities  on the
      Company or any Subsidiary.

(c)   Except as set forth in Section 4.17(c) of the Company  Disclosure  Letter, no Owned Real Property nor, to the  Company's  knowledge,  any Leased Real
      Property and any Property formerly owned,  leased,  managed or operated by the Company or any  Subsidiary  and any real property at which the Company or any  Subsidiary  has  disposed of  Hazardous  Substances,  is listed or proposed  for  listing on the  National  Priorities  List  pursuant to the
      Comprehensive Environmental Response,  Compensation and Liability Act, 42.
      U.S.C.  ss.9601 et seq., or any similar  inventory of sites  maintained by any  state or  locality.  Except as set forth in  Section  4.17(c)  of the
      Company  Disclosure  Letter,  neither the Company nor any  Subsidiary  has received any notice from any Governmental  Authority or third party of, or is currently subject to, any actual or threatened  material  Environmental
      Liabilities.

(d)   Except as set forth in Section 4.17(d) of the Company  Disclosure  Letter, to the  Company's  knowledge,  there are no  underground  storage tanks or
      Hazardous  Substances  (other  than  Hazardous  Substances  for use in the ordinary  course of business  that are stored,  issued and  maintained  in accordance  and  compliance  in  all  material  respects  with  applicable
      Environmental  Laws and  which  are set forth in  Section  4.17(d)  of the
      Company Disclosure Letter) in, on, under or at the Property.

(e)   Except as set forth in Section 4.17(e) of the Company  Disclosure  Letter, no conditions  have arisen at any Owned Real Property  since the Company's or any  Subsidiary's  acquisition of the Owned Real Property that require, or that with the  giving of  notice  or the  passage  of time or both will
      reasonably  likely  require,   remedial  or  corrective  action,  removal,
      monitoring or closure pursuant to the  Environmental  Laws.  Except as set forth  in  Section  4.17(e)  of  the  Company  Disclosure  Letter,  to the
      Company's knowledge, no conditions have arisen at any Leased Real Property since the Company's  lease of the Leased Real  Property  that require,  or that  with the  giving  of  notice  or the  passage  of time or both  will reasonably be likely to require,  remedial or corrective action,  removal, monitoring or closure pursuant to the Environmental Laws.

(f)   Except as set forth in Section 4.17(f) of the Company  Disclosure  Letter, neither  the  Company  nor any  Subsidiary  has  contractually  or, to the
      Company's  knowledge,  by  operation  of law assumed or  succeeded  to any
      Environmental Liabilities of any predecessors or any other person.

                                       36

(g)   The Company  has  provided to Parent all  material  written  environmental reports, assessments, audits, studies, investigations, data, Environmental
      Permits  and other  written  environmental  or worker  health  and  safety information in its custody,  possession or control concerning the Company, the Subsidiaries and the Property.

(h)   The  representations  in this Section 4.17,  Sections 4.06(a) and 4.07 are
      the  sole  and  exclusive   representations   and  warranties   concerning
      environmental  matters,  environmental  compliance  or  the  environmental condition of the Property.

                             SECTION 4.18 - BROKERS

Except as provided in the agreement,  dated May 3, 2007, between the Company and
Piper  Jaffray & Co., a true and  complete  copy of which has been  delivered to
Parent,  no broker,  finder or investment  banker is entitled to any  brokerage, finder's or other fee or commission in connection  with the  Transactions  based upon arrangements made by or on behalf of the Company.

                            SECTION 4.19 - INSURANCE

(a)   Section  4.19(a)  of the  Company  Disclosure  Letter  contains a true and complete  list of all insurance  policies  (including  policies  providing
      property,   liability,   workers'   compensation,   and   bond  &   surety
      arrangements) and other forms of insurance  required by Law, owned or held by or for the benefit of the Company or any  Subsidiary or for the benefit of their  respective  directors,  officers or employees (the  "Policies").
      True and  complete  copies of the  Policies  have been  furnished  or made available  to Parent.  The  Policies are of such types and in such amounts and for such risks,  casualties and  contingencies  as is reasonable based upon the  business  of the  Company  and the  Subsidiaries,  as  currently conducted.

(b)   Section  4.19(b)  of the  Company  Disclosure  Letter  contains a true and complete list of all pending claims in excess of $100,000 made pursuant to each of the Policies or pursuant to any predecessor  policy and identifies any claims made pursuant to such policies where coverage was denied by the insurer.  The aggregate  amount of all pending  claims of $100,000 or less made  pursuant to each of the  Policies  or  pursuant  to any  predecessor policy is less than $100,000.  Other than as set forth in Section  4.19(b)
      of the Company Disclosure Letter, there is no claim under any Policy as to which coverage has been denied or disputed by the applicable insurer or in respect of which such insurer has reserved its rights.

(c)   Each Policy is legal,  valid,  binding and  enforceable in accordance with its terms and is in full force and  effect.  Neither  the  Company nor any
      Subsidiary is in breach or default  (including  any such breach or default with  respect to the payment of premiums or the giving of notice),  and no event  has  occurred  that,  with  notice  or the  lapse  of  time,  would
      constitute   such  a  breach  or  default,   or  permit   termination   or
      modification,  under any Policy. To the Company's knowledge, no insurer on any  Policy  has  been  declared  insolvent  or  placed  in  receivership, conservatorship or liquidation.

(d)   No notice of cancellation or termination has been received with respect to any Policy and there are no  historical  gaps in coverage  nor have policy limits been exhausted or significantly diminished.

                                       37

(e)   The Policies are sufficient for compliance  with all  requirements  of Law and of all contracts to which the Company or the  Subsidiaries are parties or otherwise bound.

(f)   After the  Effective  Time,  the Company  shall  continue to have coverage under the Policies with respect to events occurring prior to the Effective
      Time and the Company or the  Subsidiaries  will be entitled to the benefit of the Policies.

(g)   After the  Effective  Time,  no premiums or other  payments will be due in respect of the Policies for periods prior to the Effective Time.

                     SECTION 4.20 - SUPPLIERS AND RETAILERS

Section 4.20 of the Company Disclosure Letter sets forth a complete and accurate list of the twenty  suppliers  with the greatest  dollar  volume of sales to the
Company and the  Subsidiaries  and the twenty retailers with the greatest dollar volume of purchases from the Company and its  Subsidiaries,  in each case during the fiscal year ended December 31, 2006, showing the approximate total purchases and sales in dollars by the Company and the  Subsidiaries  from each such vendor and to each such retailer during such fiscal year. Since January 1, 2006, to the
Company's  knowledge,  there has been no material adverse change in the business relationship  of the  Company  or any of the  Subsidiaries  with any  vendor  or retailer named on Section 4.20 of the Company Disclosure Letter.

                    SECTION 4.21 - TANGIBLE PERSONAL PROPERTY

Except as could not  reasonably  be  expected  to have,  individually  or in the aggregate,  a Material  Adverse Effect,  the Company and the  Subsidiaries  have legal and valid title to, or in the case of leased assets and properties,  valid and subsisting  leasehold  interests in, all of the material  tangible  personal assets and properties  used or held for use by the Company and the  Subsidiaries in  connection  with  the  conduct  of the  business  of  the  Company  and  the
Subsidiaries,   free  and  clear  of  all  Encumbrances   other  than  Permitted
Encumbrances.  Except as could not reasonably be expected to have,  individually or in the aggregate,  a Material Adverse Effect,  all tangible personal property is in good condition, ordinary wear and tear excepted.

                           SECTION 4.22 - INVENTORIES

The  inventories  of the Company and its  Subsidiaries  consist in all  material respects of items of a quantity  and quality  usable or saleable in the ordinary course of business net of reserves. All of such inventories were acquired in the ordinary course of business and have been  replenished in all material  respects in the  ordinary  course  of  business.  All  such  inventories  are  valued  in accordance  with GAAP  applied on a basis  consistent  with the  Company's  past practices, and provision has been made or reserves have been established in each case in an amount believed by the Company as of the date of this Agreement to be adequate, for all slow-moving, obsolete or unusable inventories.

                                       38

                                    ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF PARENT

                                 AND MERGER SUB

As an inducement to the Company to enter into this Agreement,  Parent and Merger
Sub hereby, jointly and severally, represent and warrant to the Company that:

                      SECTION 5.01 - CORPORATE ORGANIZATION

Parent is a private company limited by shares incorporated in England and Wales, and Merger Sub is a corporation  duly  organized,  validly  existing and in good standing  under the Laws of the State of Delaware and has the requisite  limited liability company or corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

               SECTION 5.02 - AUTHORITY RELATIVE TO THIS AGREEMENT

Each of Parent and Merger Sub has all  necessary  power and authority to execute and  deliver  this  Agreement,  to  perform  its  obligations  hereunder  and to consummate  the  Transactions.  The execution and delivery of this  Agreement by
Parent  and  Merger  Sub and the  consummation  by Parent  and Merger Sub of the
Transactions  have been duly and validly  authorized by all necessary  corporate action,  and no other corporate  proceedings on the part of Parent or Merger Sub are  necessary to authorize  this  Agreement or to consummate  the  Transactions
(other  than,  with  respect  to the  Merger,  the  filing  and  recordation  of appropriate  merger documents as required by the DGCL).  This Agreement has been duly and validly  executed and delivered by Parent and Merger Sub and,  assuming due authorization,  execution and delivery by the Company,  constitutes a legal, valid and  binding  obligation  of each of Parent  and  Merger  Sub  enforceable against each of Parent and Merger Sub in  accordance  with its terms,  except to the extent that enforceability  thereof may be limited by applicable bankruptcy, insolvency,  reorganization  or other similar laws affecting the  enforcement of
creditors'   rights   generally  and  by  principles  of  equity  regarding  the availability of remedies.

            SECTION 5.03 - NO CONFLICT; REQUIRED FILINGS AND CONSENTS

(a)   The execution  and delivery of this  Agreement by Parent and Merger Sub do not, and the consummation of the Transactions will not:

           (i)    conflict with or violate the certificate of  incorporation  or by-laws or other  organizational  or  governing  documents  of either Parent or Merger Sub;

           (ii)   assuming  that all  consents,  approvals,  authorizations  and other actions  described in subsection  (b) have been obtained and all filings and  obligations  described in subsection  (b)
                  have made,  conflict  with or violate  any Law  applicable  to
                  Parent or  Merger  Sub or by which  any  property  or asset of either of them is bound or affected; or

           (iii)  result in any breach or violation  of, or constitute a default
                  (or an event that, with notice or lapse of time or both, would become a  default)  under,  or give to  others  any  rights of termination,  amendment,  acceleration or cancellation  of, or result in the  creation of an  Encumbrance  on any property or asset of Parent or  Merger  Sub  pursuant  to,  any  contract,

                                       39

                  Permit or other  instrument  or  obligation to which Parent or
                  Merger Sub is a party or by which  Parent or Merger Sub or any property  or asset  of  either  of them is bound or  affected, except,  with respect to clauses (ii) and (iii),  for any such conflicts, violations, breaches, defaults or other occurrences
                  that  would  not   prevent  or  delay   consummation   of  the
                  Transactions  or otherwise  prevent  Parent or Merger Sub from performing its obligations under this Agreement.

(b)   The execution  and delivery of this  Agreement by Parent and Merger Sub do not, and the  performance  of this Agreement by Parent and Merger Sub will not, require any consent, approval,  authorization or Permit of, or filing with, or notification  to, any  Governmental  Authority,  except where the failure to obtain such consents, approvals,  authorizations or Permits, or to make  such  filings  or  notifications,  would  not  prevent  or  delay consummation of the  Transactions,  or otherwise  prevent Parent or Merger
      Sub from performing its obligations under this Agreement or for:

           (i)    applicable requirements, if any, of the Exchange Act;

           (ii)   the filing with the SEC of the Proxy Statement;

           (iii)  the pre-merger  notification  requirements  of the HSR Act and
                  similar  notification  or  filing  requirements   pursuant  to
                  Applicable Non-US Antitrust Laws;

           (iv)   any filings  required  under the rules and  regulations of the
                  NASD; and

           (v)    filing and  recordation  of  appropriate  merger  documents as required  by the  DGCL  and  appropriate  documents  with  the relevant  authorities  of other states in which the Company or any Subsidiary is qualified to do business.

                         SECTION 5.04 - PROXY STATEMENT

None of the  information  supplied  by  Parent  or  Merger  Sub in  writing  for inclusion in the Proxy Statement  shall, at the date the Proxy Statement (or any amendment or supplement  thereto) is first mailed to stockholders of the Company contain any untrue  statement  of a material  fact or omit to state any material fact required to be stated therein or necessary to make the statements  therein, in the light of the circumstances under which they were made, not misleading.

                 SECTION 5.05 - INTERIM OPERATIONS OF MERGER SUB

Merger Sub was formed solely for the purpose of engaging in the Transactions and has not engaged in any business  activities  or conducted any  operations  other than in connection with the Transactions.

              SECTION 5.06 - OWNERSHIP OF COMPANY EQUITY INTERESTS

As of  the  date  of  this  Agreement,  neither  Parent  nor  Merger  Sub is the beneficial owner of any Equity Interests of the Company.

                                       40

                         SECTION 5.07 - SUFFICIENT FUNDS

At the Effective Time,  Parent and Merger Sub will have sufficient cash and cash equivalent  resources  available  to  pay  the  aggregate  Merger  Consideration pursuant to the Transactions.

              SECTION 5.08 - INVESTIGATION BY PARENT AND MERGER SUB

Each of Parent and Merger Sub:

(a)   acknowledges  that,  except  as set forth in this  Agreement,  none of the
      Company, its Subsidiaries or any of their respective directors,  officers, employees,  Affiliates, agents or representatives makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the  information  provided or made available to Parent or Merger
      Sub or their  respective  Representatives  prior to the  execution of this
      Agreement; and

(b)   agrees,  to the fullest  extent  permitted  by Law (except with respect to claims  of  fraud),  that  none  of the  respective  directors,  officers, employees, stockholders,  Affiliates, or Representatives of the Company or
      its Subsidiaries shall have any liability or responsibility  whatsoever to
      Parent  and  Merger  Sub on any basis  (including,  in  contract,  tort or otherwise)  based  upon any  information  provided  or made  available  or statements  made,  to Parent or Merger Sub prior to the  execution of this
      Agreement.

                                       41

                                    ARTICLE 6

                     CONDUCT OF BUSINESS PENDING THE MERGER

      SECTION 6.01 - CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER

(a)   Between the date of this Agreement and the Effective  Time,  except as set
      forth  in  Section  6.01(a)  of  the  Company   Disclosure  Letter  or  as
      specifically required by another provision of this Agreement,  the Company shall,  and shall cause each  Subsidiary  to, (i) conduct its business in, and not take any action  except in, the ordinary  course of business;  and
      (ii) use its reasonable best efforts to preserve  substantially intact the business  organization  of the  Company  and  the  Subsidiaries,  to  keep available the services of the current officers,  employees and consultants of the Company and the  Subsidiaries,  and to  preserve,  in all  material respects,  the current  relationships  of the Company and the Subsidiaries with customers,  franchisees,  licensees, suppliers and other persons with which the Company or any Subsidiary has business relations.

(b)   Without limiting the foregoing, except as required by this Agreement or as disclosed in Section 6.01(b) of the Company Disclosure Letter, neither the
      Company nor any Subsidiary  shall,  between the date of this Agreement and the Effective Time, directly or indirectly,  do or agree to do, any of the following without the prior written consent of Parent:

           (i)    make, revoke or change any Tax election,  change any method of
                  Tax accounting,  settle, compromise or incur any liability for
                  Taxes,  fail to timely file any Tax Return  that is due,  file any  amended  Tax Return or claim for  refund,  surrender  any right to claim a Tax refund,  or consent to any  extension  or waiver of the statute of limitations  period applicable to any
                  Tax claim or assessment;

           (ii)   change the accounting principles used by it unless required by a change in GAAP or any Governmental Authority;

           (iii)  (A) except for short-term  borrowings incurred in the ordinary course of business under the existing credit  facility,  incur or  guarantee  indebtedness  for  borrowed  money or commit to borrow  money,  (B)  guarantee  any  indebtedness  of  another person,  (C) enter into any "keep  well" or other  contract to maintain any financial  statement  condition of another person or enter into any  arrangement  having the economic  effect of any of the foregoing, or (D) make any loans or cancel, release or assign any indebtedness to any person;

           (iv)   make any capital  expenditure  in excess of  $1,200,000 in the aggregate;

           (v)    subject to clause  (xi),  acquire,  lease or license  from any person  (by  merger,  consolidation,  acquisition  of stock or assets or  otherwise)  or sell,  lease,  license,  dispose  or effect an Encumbrance (by merger, consolidation, sale of stock or assets or otherwise), of any assets other than inventory in the ordinary course of business;

                                       42

           (vi)   change  any  compensation  arrangement  or  contract  with any present or former  Employee  (except for increases in the base salaries of employees  other than officers or senior  managers in  the  ordinary  course  of  business),  officer,  director, consultant,  stockholder  or  other  service  provider  of the
                  Company  or  any   Subsidiary   or  grant  any   severance  or
                  termination  or change in control  pay to any such  present or former Employee, officer, director, consultant, stockholder or other service  provider or increase any benefits payable under any severance or termination or change in control pay policies or establish, amend or terminate any Plan or increase benefits made or  proposed  to be  made  under  such  Plan,  except  as required by  applicable  Law or grant any Company Stock Awards or other awards under any Company Stock Award plan, other than
                  (A) required pursuant to the terms of any Plan as in effect on the date of this Agreement or (B) required by Law;

           (vii)  declare,  set  aside or pay any  dividend  or make  any  other distribution  with respect to Equity  Interests of the Company
                  or  any   Subsidiary,   or  otherwise  make  any  payments  to
                  stockholders  in their capacity as such,  other than dividends declared or paid by any  Subsidiary  to any other wholly owned
                  Subsidiary or to the Company;

           (viii) effect a "plant  closing" or "mass layoff," as those terms are defined in the Worker  Adjustment and Retraining  Notification
                  Act;

           (ix)   (i)  except as  otherwise  required  pursuant  to an  existing
                  contract   set  forth  on  Section   4.03(a)  of  the  Company
                  Disclosure Schedule,  issue, deliver, sell, pledge,  transfer, convey,  dispose or permit the imposition of an Encumbrance on any Equity  Interests,  or any options,  warrants,  securities exercisable,  exchangeable or convertible into or other rights award,  unit or contracts  of any kind  relating to any Equity
                  Interest or any Right or Voting  Debt other than the  issuance
                  of  Shares  upon  the   exercise  of  Company   Stock   Awards
                  outstanding  as of the date of this  Agreement,  (ii)  redeem, purchase or otherwise acquire, or propose to redeem,  purchase or otherwise acquire,  any of its outstanding Equity Interests or (iii) split,  combine,  subdivide or reclassify  any Equity
                  Interests;

           (x)    enter into any contract (i) with an Affiliate, (ii) other than in the ordinary course of business, (iii) that would have been set forth on Section 4.14(a) of the Company  Disclosure Letter if in  effect  on the  date of  this  Agreement  or (iv)  that amends,  extends or terminates  any of the contracts set forth on Section 4.14(a) of the Company Disclosure Letter;

           (xi)   enter into any contract providing for the sale of Intellectual
                  Property;

           (xii)  subject to Section 7.03, modify, amend or terminate, or waive, release or assign any  material  rights or claims with respect to any confidentiality  agreement or non-competition agreement or standstill  contracts that relate to a business combination involving the Company or any of the Subsidiaries;

           (xiii) take any action to render inapplicable, or to exempt any third party from,  any  Takeover  Law or state Law that  purports to limit or  restrict  business  combinations  or the  ability to acquire or vote shares;

                                       43

           (xiv)  lease, license, mortgage, hypothecate, pledge, sell, sublease, grant any material  Encumbrance  affecting and/or transfer any interest on any Owned Real  Property or Leased Real  Property,
                  or enter into any  amendment,  extension or termination of any leasehold  interest in any Leased Real  Property or create any new leasehold interest in any Leased Real Property;

           (xv)   except as permitted by Section  7.03,  take any action that is intended or would  reasonably  be expected to result in any of the  conditions to the Merger set forth in Article 8 not being satisfied;

           (xvi)  make  any  acquisition  of,  capital   contributions   to,  or
                  investment  in,  assets or stock of any person (other than any
                  wholly   owned   Subsidiary)   (whether   by  way  of  merger,
                  consolidation,   tender   offer,   share   exchange  or  other
                  activity);

           (xvii) merge or consolidate with any person (other than mergers among wholly owned Subsidiaries;

           (xviii)establish,   adopt,   enter  into  or  materially   amend  any
                  collective bargaining contract;

           (xix)  waive,  release,  assign,  settle or  compromise  any material claims, or any material litigation or arbitration;

           (xx)   satisfy,  discharge, waive or settle any material liabilities, other than in the ordinary course of business;

           (xxi)  fail to  maintain  in full  force  and  effect  or fail to use commercially  reasonable efforts to replace or renew insurance policies existing as of the date of this Agreement;

           (xxii) amend the  certificate  of  incorporation  or  by-laws  of the
                  Company;

           (xxiii)do any other thing that would have required  disclosure  under
                  Section 4.08; or

           (xxiv) permit any Shares to be sold pursuant to any public  offering, including the Secondary Offering; or

           (xxv)  enter  into  any  contract  by  the  Company  or  any  of  the
                  Subsidiaries to do any of the foregoing.

Notwithstanding  the  foregoing,  Parent  and Merger  Sub  acknowledge  that the
Company  may enter into  licenses  in the  ordinary  course of business on terms determined  in good  faith  by the  Company  to be fair  and  reasonable  to the
Company.

                                       44

                                    ARTICLE 7

                              ADDITIONAL AGREEMENTS

                 SECTION 7.01 - SPECIAL MEETING; PROXY STATEMENT

As promptly as practicable following the execution of this Agreement (but in any event,  in the case of Section  7.01(b) within 10 business  days),  the Company, acting through its Board, shall in accordance with applicable Law:

(a)   duly call,  give notice of,  convene and (unless this  Agreement  has been terminated)  hold a special  meeting  of its  stockholders  (the  "Special
      Meeting"  for the  purposes  of  considering  and taking  action  upon the approval and adoption of this  Agreement and the  Transactions,  including adjourning  such meeting for up to ten (10)  business  days to obtain such approval:

           (i)    use  reasonable  best  efforts to solicit the approval of this
                  Agreement by the stockholders of the Company,

           (ii)   except to the extent  that the Board shall have  withdrawn  or modified its approval or  recommendation  of this Agreement as permitted by Section 7.03,  include in the Proxy Statement the
                  Board's  declaration of the advisability of this Agreement and its  recommendation  to the  stockholders  of the Company that they adopt this  Agreement and approve the  Transactions,  and shall include disclosure  regarding the approval of the Board;
                  and

           (iii)  without limiting the generality of the foregoing,  the Company agrees that its  obligations  under this Section 7.01(a) shall not be affected by the commencement,  public proposal,  public disclosure or other  communication to the Company or any other person of any Acquisition Proposal.

(b)   prepare and file with the SEC a preliminary  proxy  statement  relating to the Transactions and this Agreement and obtain and furnish the information required to be included by the SEC therein and,  after  consultation  with
      Parent, respond as promptly as reasonably practicable to any comments made by the SEC with  respect to the  preliminary  proxy  statement  (including filing as promptly as reasonably practicable any amendments or supplements thereto  necessary  to be filed in  response  to any such  comments  or as required by Law), use its reasonable  best efforts to have the SEC confirm that it has no further  comments and cause a definitive  proxy  statement, including any amendments or supplements  thereto (the "Proxy  Statement"), to be mailed to its  stockholders at the earliest  practicable  date after the date that the SEC confirms it has no further  comments,  provided that no amendments or  supplements  to the Proxy  Statement will be made by the
      Company without prior consultation with Parent and its counsel; and

(c)   notify Parent  promptly of the receipt of any comments from the SEC or its staff  and of any  request  by the  SEC or its  staff  for  amendments  or supplements to the Proxy Statement or for additional  information and will supply Parent with copies of all correspondence between the Company or any of its representatives,  on the one hand, and the SEC or its staff, on the other hand,  with respect to the Proxy  Statement.  The Company shall give
      Parent a reasonable  opportunity to comment on any correspondence with the
      SEC or its staff or any  proposed  material  to be  included  in the Proxy
      Statement  prior to  transmission  to the SEC or its staff and shall  not,

                                       45

      unless  required  by Law,  transmit  any such  material  to  which  Parent reasonably  objects.  If at any time prior to the  Special  Meeting  there shall  be  discovered  any  information  that  should  be set  forth in an amendment or  supplement,  after  obtaining  the consent of Parent to such amendment or supplement (which consent shall not be unreasonably  withheld or  delayed),  the Company  shall  promptly  transmit  such  amendment  or supplement to its stockholders.

              SECTION 7.02 - ACCESS TO INFORMATION; CONFIDENTIALITY

(a)   From the date of this  Agreement to the  Effective  Time and in compliance with applicable  Laws, the Company shall, and shall cause the Subsidiaries and the officers,  directors,  employees,  auditors,  investment  bankers, counsel,  agents  and  other  representatives  ("Representatives")  of the
      Company and the Subsidiaries to afford the  Representatives  of Parent and
      Merger Sub  reasonable  access at all  reasonable  times to the  officers, employees,  agents,  properties,  offices and other facilities,  books and records of the Company and each  Subsidiary,  and shall furnish Parent and
      Merger Sub with such  financial,  operating and other data and information as Parent or Merger Sub,  through its officers,  employees or agents,  may reasonably request.

(b)   Without limiting the foregoing,

           (i)    Parent  and  its  Representatives   (including  its  financing
                  sources) shall have the right to conduct appraisal  (including appraisal of the Company's  trademarks and other  Intellectual
                  Property) and  environmental  and  engineering  inspections of
                  each   of  the   Company's   properties.   With   respect   to
                  environmental matters, Parent shall have the right to retain a consultant  to  undertake  environmental  assessments  of  the
                  Property.  The  Company  shall  provide  access  to  the  Real
                  Property for the conduct of the environmental assessments, and shall provide to the  environmental  consultant  all known and
                  available   environmental   and   worker   health  and  safety
                  information  and  documentation  concerning any  environmental matters pertaining to the Company,  any of the Subsidiaries or the Property.

           (ii)   The Company shall  furnish to Parent the  following  financial information  (all  to be  prepared  in  accordance  with  GAAP consistently  applied):  (i) as soon as  available  but in any event within 30 days of each calendar month (or within 45 days of a  calendar  month  that  coincides  with  the  end  of the
                  Company's  fiscal  year) the  unaudited  consolidated  balance sheets and  income  statements  of the  Company,  showing  its financial  condition  as of the  close of such  month  and the results  of  operations  during  such  month  and for the then elapsed  portion of the  Company's  fiscal year, in each case, setting forth the  comparative  figures for the  corresponding month in the prior fiscal year and the  corresponding  elapsed portion  of the  prior  fiscal  year;  (ii)  profit  and  loss statements for each of the Company's  sporting goods equipment
                  and  licensed  products  divisions,   showing  the  respective
                  financial  condition  as of the  close of such  month  and the results  of  operations  during  such  month  and for the then elapsed  portion of the  Company's  fiscal year, in each case, setting forth the  comparative  figures for the  corresponding month in the prior fiscal year and the  corresponding  elapsed portion  of the prior  fiscal  year;  and (iii) all  documents
                  filed   with  or   submitted   to  the  SEC  by  the   Company
                  simultaneously  with such filing or  submission.  In addition, the Company shall promptly  notify Parent of any  negotiations regarding  contracts or licenses with respect to the Company's

                                       46

                  Intellectual  Property,  shall provide Parent with information
                  regarding   the  parties   thereto  and  material   terms  and
                  conditions thereof, and shall promptly update Parent regarding the status of such negotiations.

(c)   All information  obtained by Parent or Merger Sub pursuant to this Section
      7.02 shall be kept  confidential  in accordance  with the  confidentiality agreement, dated June 28, 2007 (the "Confidentiality Agreement"),  between
      Parent and the Company.

(d)   No  investigation  pursuant to this Section 7.02 or otherwise shall affect or be deemed to modify any representation or warranty in this Agreement of any party hereto.

                           SECTION 7.03 - SOLICITATION

(a)   [Intentionally omitted]

(b)   From the date of this  Agreement  until the Effective Time or, if earlier, the  termination of this  Agreement in accordance  with Article 9, none of the Company,  its Subsidiaries or any of their respective  Representatives
      shall,  directly  or  indirectly,   (i)  initiate,  solicit  or  encourage
      (including  by  way  of  providing  information)  the  submission  of  any inquiries,  proposals  or offers or any other  efforts  or  attempts  that constitute  or may  reasonably  be  expected  to lead  to any  Acquisition
      Proposal or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate any such inquiries,  proposals,  offers, efforts, discussions or negotiations, or (ii)  approve or  recommend,  or propose  to approve or  recommend,  an
      Acquisition Proposal or enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement or share exchange  agreement,  option agreement or other similar agreement providing  for or  relating to an  Acquisition  Proposal or enter into any agreement  or agreement  in  principle  requiring  the Company to abandon, terminate or fail to consummate the  transactions  contemplated  hereby or breach  its  obligations  hereunder  or  propose or agree to do any of the foregoing.

(c)(i)Notwithstanding  anything to the contrary contained in Section 7.03(b), if at any time  following  the date of this  Agreement and prior to obtaining the Requisite  Stockholder  Vote, the Company has otherwise  complied with its  obligations  under this  Section  7.03 and the Company has received a written Acquisition Proposal from a third party that the Board believes in good faith to be bona fide and the Board  determines in good faith,  after consultation with its independent  financial advisors and outside counsel, that such Acquisition Proposal constitutes or could reasonably be expected to  result  in a  Superior  Proposal,  then the  Company  may (A)  furnish information with respect to the Company and its Subsidiaries to the person making such  Acquisition  Proposal and (B)  participate  in discussions or negotiations  with the person making such Acquisition  Proposal  regarding such Acquisition Proposal;  provided,  that the Company (x) shall not, and shall not allow  Representatives  to,  disclose  any  material  non-public
      information   to  such  person   without   entering   into  an  Acceptable
      Confidentiality Agreement, and (y) will promptly provide or make available to Parent any material  non-public  information  concerning the Company or its  Subsidiaries  provided to such other person which was not  previously provided to Parent.

           (ii)   [Intentionally omitted]

                                       47

           (iii) From and after the date of this  Agreement,  the Company shall promptly  (and in any event  within one  business  day) notify
                  Parent if it receives an Acquisition Proposal from a person or group of related  persons  including  the  material  terms and conditions  thereof and the identity of the person making such
                  Acquisition  Proposal and shall keep Parent  apprised  and, at
                  Parent's request, shall update Parent as to the status and any material developments, discussions and negotiations concerning such Acquisition Proposal. Without limiting the foregoing, the
                  Company  shall  promptly (and in any event within one business day) notify  Parent  orally and in writing if it determines to begin furnishing information or to participate in negotiations concerning an  Acquisition  Proposal from a person or group of related persons pursuant to Section 7.03(c)(i)(A) or (B).

(d)   Neither the Board nor any committee  thereof shall  directly or indirectly
      (i)  withdraw  or modify in a manner  adverse to Parent or Merger  Sub, or publicly  propose to withdraw  or modify in a manner  adverse to Parent or
      Merger  Sub,  its  recommendation  in favor of the Merger or (ii) take any other action or make any other public  statement  in  connection  with the
      Company  Stockholder  Meeting   inconsistent  with  such   recommendation;
      provided,  that at any time prior to obtaining the  Requisite  Stockholder
      Vote, if the Company  receives an Acquisition  Proposal which the Board of
      Directors of the Company  concludes in good faith  constitutes  a Superior
      Proposal,  the Board of Directors of the Company may (i) cause the Company to terminate this Agreement  pursuant to Section  9.01(g) to  concurrently enter into a definitive  agreement with respect to such Superior  Proposal or  (ii)  withdraw  or  modify  its  approval  of  this  Agreement  or its recommendation  that the Company's  stockholders  adopt this Agreement and approve the  Transactions  if, in each case, the Board  determines in good faith, after consultation with outside counsel,  that failure to take such action would violate its fiduciary duties under applicable Law;  provided, however,  that the Company shall not terminate this Agreement  pursuant to the  foregoing  clause (i) and any purported  termination  pursuant to the foregoing  clause  (i)  shall be void and of no force and  effect,  unless prior to such  termination  the Company pays the  Termination  Fee payable pursuant to Section 9.03,  the Company has complied with this Section 7.03 and such Acquisition Proposal continues to constitute a Superior Proposal;
      and provided,  further,  that the Company may not terminate this Agreement pursuant  to the  foregoing  clause  (i) and the  Board  may not  effect a withdrawal or modification  of its approval of this Agreement  pursuant to the foregoing  clause (ii) unless the Company  shall have  provided  prior written  notice to Parent,  at least four  business  days in advance  (the
      "Notice  Period"),  of its intention to withdraw or modify its approval of this  Agreement  or  terminate  this  Agreement to enter into a definitive agreement  with  respect to such  Superior  Proposal,  which  notice shall include a written  summary of the material  terms and  conditions  of such
      Superior  Proposal  (including  the  identity  of the  party  making  such
      Superior Proposal),  and shall have  contemporaneously  provided a copy of the relevant  proposed  transaction  agreements with the party making such
      Superior  Proposal  and any other  material  documents  relating  thereto.
      During  the  Notice  Period,  the  Company  shall,  and  shall  cause  its
      Representatives to, negotiate with Parent and Merger Sub in good faith (to the  extent  Parent  and  Merger  Sub  desire to  negotiate)  to make such adjustments in the terms and conditions of this  Agreement,  and the Board shall take into  account any changes to the  financial  and other terms of this  Agreement  proposed by Parent in response to any such written notice by the Company or otherwise,  so that the  Acquisition  Proposal ceases to constitute a Superior  Proposal (it being  understood  and agreed that any amendment to the financial  terms or other term of such Superior  Proposal shall require a new written notice by the Company and a new  four-business day period).

                                       48

(e)   Nothing  contained in this  Section  7.03 or  elsewhere in this  Agreement shall prohibit the Company from taking and disclosing to its  stockholders a position  contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act; provided,  that any such disclosure (other than a "stop, look and listen" letter or similar  communication of the type contemplated by  Rule  14d-9(f)  under  the  Exchange  Act)  shall  be  deemed  to be a withdrawal  of the  Board's  recommendation  in  favor  of this  Agreement pursuant to Section 7.03(d) unless the Board expressly  publicly reaffirms in such  disclosure  its  recommendation  in favor of the adoption of this
      Agreement.

(f)   The  Company   acknowledges   and  agrees  that  any   violations  of  the
      restrictions set forth in this Section 7.03 by any  Representative  of the
      Company or any of its Subsidiaries, shall be deemed to be a breach of this
      Section 7.03 by the Company.

(g)   The Company shall not, directly or indirectly, pay, reimburse or otherwise assume  liability  for, or agree or commit to pay,  reimburse or otherwise assume  liability  for,  any fees or  expenses of any person with whom the
      Company  holds  discussions  or to whom the Company  provides  information pursuant to this Section 7.03.

             SECTION 7.04 - DIRECTORS' AND OFFICERS' INDEMNIFICATION

(a)   From and  after  the  Effective  Time,  the  Surviving  Corporation  shall indemnify  and  hold  harmless,  to the  fullest  extent  permitted  under applicable Law (and the Surviving  Corporation shall also advance expenses as  incurred  to  the  fullest  extent  permitted  under  applicable  Law;
      provided,  that the  person to whom  expenses  are  advanced  provides  an undertaking  to repay such  advances if it is ultimately  determined  that such person is not entitled to  indemnification),  each present and former director  and officer of the Company and its  Subsidiaries  (collectively,
      the  "Indemnified   Parties")  against  any  and  all  costs  or  expenses
      (including reasonable attorneys' fees), judgments,  fines, losses, claims, damages or  liabilities  incurred in connection  with any Action,  whether civil,  criminal,  administrative  or  investigative,  arising  out  of or pertaining  to any action or omission or matters  existing or occurring at or prior to the Effective Time,  including the  Transactions,  to the same extent as provided in the  certificate of  incorporation  or bylaws of the
      Company, or any other applicable contract, in effect on the date hereof.

(b)   For six years from the Effective  Time,  the Surviving  Corporation  shall maintain in effect for the benefit of the  directors  and  officers of the
      Company  currently  covered  by the  officers'  and  directors'  liability insurance policies of the Company an insurance and indemnification  policy with an  insurer  with a  Standard  &  Poor's  rating  of at  least A that provides  coverage for acts or omissions  occurring prior to the Effective
      Time (the "D&O Insurance") covering each such person on terms with respect to coverage and in amounts no less  favorable  than those of the Company's directors'  and officers'  insurance  policy in effect on the date of this
      Agreement;  provided, however, that the Surviving Corporation shall not be required to pay an annual  premium for the D&O Insurance in excess of 300%
      of the annual  premium  currently  paid by the Company for such  coverage;
      provided, further, that if the annual premiums for such insurance coverage exceed 300% of such annual premium, the Surviving Corporation shall obtain a policy with the greatest  coverage  available  for a cost not  exceeding such amount.  The Surviving  Corporation may satisfy its obligations under this Section  7.04(b) by purchasing a "tail" policy from an insurer with a

                                       49

      Standard  & Poor's  rating  of at  least A under  the  Company's  existing directors' and officers'  insurance policy, that (i) has an effective term of six years from the  Effective  Time,  (ii)  covers  each  director  and officer  currently  covered  by the  Company's  directors'  and  officers'
      insurance  policy in effect on the date of this  Agreement for actions and omissions  occurring on or prior to the Effective Time, and (iii) contains terms that are no less  favorable  than those of the Company's  directors'
      and officers' insurance policy in effect on the date of this Agreement.

(c)   The certificate of incorporation  and bylaws of the Surviving  Corporation shall contain provisions no less favorable with respect to indemnification than  are set  forth  in the  certificate  of  incorporation  and  bylaws, respectively,  of the Company,  unless any  modification  thereof shall be required  by Law and then  such  modification  shall  be made  only to the minimum  extent  required  by such  Law,  which  provisions  shall  not be amended,  repealed  or  otherwise  modified,  except as  provided  in this
      Section 7.04(c),  for a period of six years from the Effective Time in any manner that would affect  adversely the rights  thereunder of  individuals who, at or prior to the Effective  Time, were directors or officers of the
      Company or any of its Subsidiaries.

(d)   The provisions of this Section 7.04 are intended to be for the benefit of, and will be enforceable by, each  Indemnified  Party, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to  indemnification  or  contribution  that any such person may have by contract or otherwise.

(e)   Notwithstanding  anything  herein to the contrary,  if any claim,  action, suit, proceeding or investigation (whether arising before, at or after the
      Effective Time) is made against any  Indemnified  Party or any other party covered by directors' and officers'  liability  insurance,  on or prior to the sixth  anniversary  of the  Effective  Time,  the  provisions  of this
      Section 7.04 shall continue in effect until the final  disposition of such claim, action, suit, proceeding or investigation.

(f)   If the  Surviving  Corporation  or any of its  successors  or assigns  (i)
      consolidates  with or merges  into any other  person  and shall not be the continuing or surviving  corporation  or entity of such  consolidation  or merger or (ii)  transfers all or  substantially  all of its properties and assets to any person,  then, and in each such case, proper provision shall be made so that the  successors  and assigns of the Surviving  Corporation shall assume the obligations set forth in this Section 7.04.

             SECTION 7.05 - FURTHER ACTION; REASONABLE BEST EFFORTS

(a)   As soon as  practicable,  and in any event no later than ten (10) business days after the date hereof,  each of the parties hereto shall (i) file any
      Notification and Report Forms and related material required to be filed by it with the Federal Trade  Commission  and the  Antitrust  Division of the
      United  States  Department  of Justice  under the HSR Act with  respect to transactions  contemplated  hereby and (ii) make all such other filings to obtain the consent and approval of any Governmental  Authorities under any
      Applicable Non-U.S.  Antitrust Laws, and in each case, shall promptly make any further  filings  pursuant  thereto that may be  necessary,  proper or advisable. Each of the parties shall furnish to the other such information and assistance as the other shall  reasonably  request in connection  with the  preparation  of any  submissions  to, or agency  proceedings  by, any
      Governmental  Authority  under the HSR Act or any Non-U.S.  Antitrust Law, and each of the  parties  shall keep the other  promptly  apprised  of the content and status of any communications  with, and  communications  from,
      any   Governmental   Authority   with   respect  to  the  Merger  and  the
      Transactions.  The  parties  shall seek early  termination  of the waiting

                                       50

      period  under  the  HSR Act  and,  to the  extent  applicable,  under  any
      Applicable  Non-U.S.  Antitrust  Law in  which a filing  has been  made in respect of the Merger by the parties.  Each party shall use its reasonable best efforts to obtain any and all clearances pursuant to the filings made under  the HSR Act and the  Applicable  Non-U.S.  Antitrust  Laws.  To the
      extent practicable and permitted by a Governmental  Authority,  each party hereto shall permit  representatives  of the other party to participate in meetings  (whether  by  telephone  or in  person)  with such  Governmental
      Authority.

(b)   Notwithstanding  anything to the contrary in this Agreement, in connection with obtaining any approval or consent from any person with respect to the
      Merger,  (i) without the prior written  consent of Parent (which shall not be  unreasonably  withheld or delayed),  none of the Company or any of its
      Subsidiaries  shall pay or commit to pay to such person whose  approval or consent  is being  solicited  any cash or  other  consideration,  make any commitment  or incur any liability due to such person and (ii) no party or its  Affiliates  shall be  required to pay or commit to pay to such person
      whose   approval  or  consent  is  being   solicited  any  cash  or  other
      consideration,  make any commitment or to incur any  liability;  provided, however,  that  such  party  shall  give  the  other  parties  hereto  the opportunity to make such payments.

                       SECTION 7.06 - PUBLIC ANNOUNCEMENTS

Parent and the Company agree that no public release or  announcement  concerning the Transactions or the Merger shall be issued by either party without the prior consent of the other party (which consent shall not be  unreasonably  withheld), except as such  release or  announcement  may be required by Law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement  shall use its best efforts to allow the other party reasonable  time to comment on such release or  announcement  in advance of such issuance;  provided,  however,  that each of Parent and the Company may make any public  statement  in  response to specific  questions  by the press,  analysts,
investors  or  those  attending   industry   conferences  or  financial  analyst
conference  calls,  so long as any such  statements  are not  inconsistent  with previous  public  releases  or  announcements  made by Parent or the  Company in compliance  with this  Section  7.06 and do not  reveal  non-public  information regarding the other party.

                    SECTION 7.07 - CONFIDENTIALITY AGREEMENT

The Company hereby waives the provisions of the Confidentiality Agreement as and to the extent necessary to permit the consummation of the  Transactions.  At the
Effective Time, the Confidentiality Agreement shall be deemed to have terminated without further action by the parties thereto.  If this Agreement is terminated, each party shall return to the other party or destroy any documents furnished by the other  party and all copies  thereof any of them may have made and will hold in confidence any information obtained from the other party except to the extent
(a) such party is required to retain or disclose such  information by applicable
Law or such retention or disclosure is necessary in connection  with the pursuit or defense of a claim,  (b) such  information  was known by such party  prior to
such  disclosure  or  was  thereafter   developed  or  obtained  by  such  party
independent  of  such  disclosure  or (c)  such  information  becomes  generally available to the public other than by breach of this Section 7.07.  Prior to any disclosure  of  information  pursuant  to the  exception  in  clause  (a) of the preceding  sentence,  the party intending to disclose such information  shall so notify the party that  provided  such  information  in order that such party may seek a protective order or other appropriate remedy should it choose to do so.

                                       51

                            SECTION 7.08 - FINANCING

[Intentionally omitted]

                        SECTION 7.09 - ADVICE OF CHANGES

The Company  shall  promptly  advise Parent of any change or event (a) having or that could be reasonably  expected to have a Material Adverse Effect or (b) that the Company believes would or would be reasonably  likely to cause or constitute a  material  breach  of any  of its  representations,  warranties  or  covenants contained in this Agreement;  provided,  that no such notification  shall affect the  representations,  warranties,  covenants or  agreements  of the Company (or remedies  with respect  thereto) or the  conditions  to the  obligations  of the parties under this  Agreement.  The Company shall give prompt  written notice to
Parent of any notice or other communication (x) from any person and the response thereto  of the  Company  or the  Subsidiaries  or its or their  Representatives alleging  that the consent of such  person is or may be  required in  connection with this Agreement or the Transactions, and (y) from any Governmental Authority and the  response  thereto of the  Company or the  Subsidiaries  or its or their
Representatives in connection with this Agreement or the Transactions.

     SECTION 7.10 - ENVIRONMENTAL PERMIT TRANSFER, ASSIGNMENT AND REISSUANCE

Prior to and after the  Effective  Time,  the Company shall assist Parent in the transfer,  assignment or securing of reissuance of any Environmental Permits and in the provision of any required  notice,  to the extent necessary for Parent to be capable of  continued  operation of the  Company's  business or to the extent that such Environmental Permits are required under applicable Environmental Laws to be  transferred,  assigned  or  reissued  or  notification  is required to be provided.

                        SECTION 7.11 - TRANSFER STATUTES

The Company shall have provided to Parent  documentation  satisfactory to Parent that the  Transactions  do not trigger any filing  requirement  or other  action under any environmental transfer statute,  including the Connecticut Transfer of
Hazardous Waste Establishments Act (Connecticut General Statutes ss.22a-134,  ET
SEQ.) and the New Jersey Industrial Site Recovery Act (N.J.S.A.  ss.13:1K-6,  ET
SEQ.), as amended, and any rules or regulations promulgated thereunder.

                                       52

                                    ARTICLE 8

                            CONDITIONS TO THE MERGER

                     SECTION 8.01 - CONDITIONS TO THE MERGER

The  obligations  of each party to consummate the Merger shall be subject to the satisfaction or waiver (where  permissible),  at or prior to the Effective Time, of the following conditions:

(a)   Stockholder  Approval.  This  Agreement  shall  have been  adopted  by the
      requisite   affirmative  vote  of  the  stockholders  of  the  Company  in accordance with the DGCL and the governing documents of the Company.

(b)   No Order.  No  Governmental  Authority  in the  United  States  shall have enacted,  issued,  promulgated,  enforced  or  entered  any  Law or  Order
      (whether  temporary,  preliminary or permanent) that is then in effect and has the  effect of making the Merger  illegal  or  otherwise  restricting, preventing or prohibiting consummation of the Merger.

(c)   HSR Act and Applicable  Non-U.S.  Antitrust Laws. The waiting period under the  HSR  Act  shall  have  expired  or been  terminated,  and  all  other authorizations, consents, orders or approvals of, or declarations with, or expirations  of waiting  periods  imposed by, any  Governmental  Authority pursuant to all other Applicable  Non-U.S.  Antitrust Laws shall have been obtained, or shall have occurred.

     SECTION 8.02 - CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB

The obligations of Parent and Merger Sub to consummate the Merger are subject to the  satisfaction  or waiver (where  permissible),  at or prior to the Effective
Time, of the following additional conditions at or prior to the Effective Time:

(a)   Representations and Warranties. Each of the representations and warranties of the Company  contained in this  Agreement (i) shall be true and correct as of the date of this Agreement and (ii) shall be true and correct in all material  respects as of the  Effective  Time, as though made at and as of the Effective Time; provided, that (A) with respect to representations and warranties  contained in Section 4.03, such representations and warranties shall  be true  and  correct  in all  respects,  (B)  representations  and warranties  that address matters only as of a particular date shall remain true and correct in all respects as of such date,  (C) in the case of this clause (ii) only, all "Material Adverse Effect"  qualifications  and other qualifications  based on the word  "material",  the  word  "knowledge"  or similar phrases contained in such  representations and warranties shall be disregarded  and  (D)  any  update  of  or  modification  to  the  Company
      Disclosure  Letter made or  purported  to have been made after the date of this Agreement shall be disregarded.

(b)   Agreements  and  Covenants.  The  Company  shall  have  performed,  in all material  respects,  all  obligations  and complied  with, in all material respects, its agreements and covenants to be performed or complied with by it under this Agreement on or prior to the Effective Time.

(c)   Officer  Certificate.  The  Company  shall  have  delivered  to  Parent  a certificate, dated the date of the Closing, signed by the President or any executive  officer of the Company,  certifying in such capacity but not as an  individual  as to the  satisfaction  of the  conditions  specified  in
      Sections 8.02(a) and 8.02(b).

                                       53

(d)   Material  Adverse Effect.  No Material  Adverse Effect shall have occurred since the date of this Agreement.

(e)   No Restraints.  There shall not be instituted or pending or threatened any
      Action in which a Governmental  Authority is challenging the Merger or the
      Transactions or seeking to restrain or prohibit consummation of the Merger or the  Transactions  or seeking to restrain or prohibit,  limit or impose restrictions  on (or the  disposition  of any of)  the  operations  of the
      Company, Parent or their respective Affiliates, or any material portion of their respective businesses or assets, and (i) all consents, approvals and authorizations  required to be obtained from  Governmental  Authorities to consummate  the Merger  shall have been  obtained  and (ii) all  consents, approvals  and  authorizations  from third  parties under any contract set forth on Section 4.05(a) of the Company Disclosure Letter, shall have been obtained.

(f)   Dissenting  Shares.  The number of shares of Company  Common Stock held by holders demanding appraisal rights,  pursuant to the provisions of Section
      262 shall represent less than 12 percent of the outstanding Company Common
      Stock as of the Effective Time.

(g)   Options.  The number of shares of Company  Common Stock held by holders of
      Company  Stock  Awards  granted  under the 2000  Stock  Plan that have not consented  to  the  acceleration  of  their  Company  Stock  Awards  shall represent less than 2.50 percent of the  outstanding  Company Common Stock as of the Effective Time.

           SECTION 8.03 - CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

The  obligations  of the  Company to  consummate  the Merger are  subject to the
satisfaction  or  waiver  (where   permissible)  of  the  following   additional
conditions, at or prior to the Effective time:

(a)   Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub contained in this Agreement (i) shall be true and correct  as of the  date of this  Agreement  and  (ii)  shall  be true and correct in all material  respects as of the Effective Time, as though made at and as of the Effective Time,  provided,  that (A)  representations and warranties  that address matters only as of a particular date shall remain true and  correct in all  respects  as of such date and (B) in the case of this clause (ii) only, all qualifications  based on the word "material" or similar phrases contained in such  representations and warranties shall be disregarded.

(b)   Agreements and Covenants.  Parent and Merger Sub shall have performed,  in all material  respects,  all obligations or complied with, in all material respects, all agreements and covenants to be performed or complied with by them under this Agreement on or prior to the Effective Time.

(c)   Officer  Certificate.  Parent  shall  have  delivered  to  the  Company  a certificate, dated the date of the Closing, signed by the President or any executive  officer of Parent,  certifying  in such  capacity but not as an individual as to the satisfaction of the conditions  specified in Sections
      8.03(a) and 8.03(b).

                                       54

                                    ARTICLE 9

                        TERMINATION, AMENDMENT AND WAIVER

                           SECTION 9.01 - TERMINATION

This Agreement may be terminated and the Merger and the other  Transactions  may be  abandoned  at any time  prior to the  Effective  Time,  notwithstanding  any requisite approval and adoption of this Agreement and the Transactions (the date of any such termination, the "Termination Date") as follows:

(a)   By mutual  written  consent of each of Parent,  Merger Sub and the Company duly  authorized by the Boards of Directors of Parent,  Merger Sub and the
      Company; or

(b)   By either Parent, Merger Sub or the Company, by written notice, if (i) the
      Effective  Time  shall not have  occurred  on or  before  the later of (x)
      November 30, 2007 and (y) the date that is six weeks following the date on which the Requisite  Stockholder  Vote is obtained  (the  "Outside  Date";
      provided,  however,  that the right to terminate this Agreement under this
      Section  9.01(b)  shall not be  available  to any party  whose  failure to fulfill  any  obligation  under this  Agreement  has been the cause of, or resulted in, the failure of the Merger to be consummated on or before such date; or

(c)   By either Parent, Merger Sub or the Company if any Governmental  Authority
      shall have enacted, issued, promulgated,  enforced or entered any Order or applicable Law or taken any other action (including the failure to take an action)  that  is,  in  each  case,  then  in  effect  and  is  final  and nonappealable  and  has  the  effect  of  preventing  or  prohibiting  the consummation of the Merger provided,  however, that the right to terminate this  Agreement  under this Section  9.01(c) shall not be available to any party whose  failure to fulfill any  obligation  under this  Agreement has been the cause of , or resulted  in, any such Order to have been  enacted, issued,  promulgated,  enforced or entered or any such action to have been taken or omitted to be taken; or

(d)   By written notice of Parent or Merger Sub if any of the following  actions or  events  occur  or  circumstances  exist  and  whether  or not they are permitted by the terms hereof:

           (i)    the Board withholds,  withdraws,  amends,  modifies or changes its  recommendation  of the  adoption of this  Agreement  in a manner  adverse to Parent or Merger Sub or shall have resolved or publicly  proposed to do so (including  any disclosure as a result of its fiduciary  duty of disclosure  having the effect of an adverse  modification)  or been deemed to have  effected such a withdrawal pursuant to Section 7.03(e),

           (ii)   the Board shall have  recommended to the  stockholders  of the
                  Company an  Acquisition  Proposal  or shall have  resolved  or publicly  proposed  to do so or shall  have  entered  into any letter of intent or similar document or any contract accepting any Acquisition Proposal,

           (iii)  the Board fails to reaffirm its recommendation in favor of the
                  Merger  within ten days  following  a request by Parent at any time  when an  Acquisition  Proposal  has  been  made  and not rejected by the Board,

                                       55

           (iv)   the Company shall have breached its obligations  under Section
                  7.03,

           (v)    a tender  offer or exchange  offer for five percent or more of the  outstanding  shares of Company Common Stock is commenced, and the  Board  fails to  recommend  within  ten days  against acceptance  by  its  stockholders  of  such  tender  offer  or exchange  offer  (including by taking no position with respect to the  acceptance  of such tender offer or exchange  offer by its stockholders), or

           (vi)   any securities  shall have been sold pursuant to the Secondary
                  Offering; or

(e)   By written  notice of Parent or Merger  Sub (if Parent is not in  material breach of its obligations or its representations and warranties under this
      Agreement),   if  there  has  been  a  breach  by  the   Company   of  any
      representation,   warranty,   covenant  or  agreement  contained  in  this
      Agreement,  or if any representation or warranty of the Company shall have become untrue,  in either case that would reasonably be expected to result in a failure of a  condition  set forth in  Section  8.02(a) or 8.02(b) (a
      "Terminating Company Breach");  provided, that if such Terminating Company
      Breach is  reasonably  curable  by the  Company  within 20 days  after the occurrence of such Terminating  Company Breach through the exercise of its reasonable  best  efforts  and  for as long as the  Company  continues  to exercise  such  reasonable  best efforts,  Parent may not  terminate  this
      Agreement  under this Section  9.01(e) until the earlier of the expiration of such 20-day period and the Outside Date;

(f)   By written notice of the Company (if the Company is not in material breach of its  obligations  or its  representations  and  warranties  under  this
      Agreement),  if there has been a breach  by Parent of any  representation, warranty,  covenant or agreement  contained in this  Agreement,  or if any representation  or warranty of Parent shall have become untrue,  in either case that  would  reasonably  be  expected  to  result  in a failure  of a condition set forth in Section 8.03(a) or 8.03(b) (a  "Terminating  Parent
      Breach");  provided,  that if such Terminating Parent Breach is reasonably curable by Parent  within 20 days of the  occurrence  of such  Terminating
      Parent Breach through the exercise of its reasonable  best efforts and for as long as Parent continues to exercise such reasonable best efforts,  the
      Company may not terminate this Agreement  under this Section 9.01(f) until the earlier of the  expiration of such 20-day period and the Outside Date;
      or

(g)   Prior to the  approval  of this  Agreement  by the  requisite  vote of the stockholders  of  the  Company,  by  written  notice  of  the  Company  in accordance  with  Section  7.03(d),  if the Board shall have  concurrently entered into a definitive  agreement with respect to a Superior  Proposal;
      or

(h)   By Parent,  Merger Sub or the  Company,  if, at the Special  Meeting,  the
      Requisite Stockholder Vote is not obtained.

                      SECTION 9.02 - EFFECT OF TERMINATION

In the event of the termination of this Agreement pursuant to Section 9.01, this
Agreement  shall  forthwith  become void, and there shall be no liability on the part of any party hereto or any of their respective Affiliates or the directors, officers,  employees,  agents or  Representatives of any of them, and all rights and  obligations  of each party hereto  shall cease,  except (i) as set forth in this Section  9.02 and in Section  9.03 and Article 10; and (ii) nothing  herein shall relieve any party from liability for any breach of this Agreement. Without limiting the foregoing, Sections 7.02(c), 7.06, 7.07, this Section 9.02, Section
9.03 and Article 10 shall survive the termination of this Agreement.

                                       56

                        SECTION 9.03 - FEES AND EXPENSES

(a)   Except as otherwise set forth in this Section 9.03, all Transaction  Costs incurred in connection with this Agreement and the  Transactions  shall be paid by the  party  incurring  such  expenses,  whether  or not any of the
      Transactions  is  consummated.  As used in  this  Agreement,  "Transaction
      Costs" shall include all reasonable  out-of-pocket expenses (including all fees and expenses of counsel,  accountants,  investment bankers, financing sources,  experts and  consultants  to a party hereto and its  Affiliates)
      incurred by a party or on its behalf in connection  with or related to the authorization,  preparation, negotiation, execution or performance of this
      Agreement,  the  preparation,  printing,  filing or  mailing  of the Proxy
      Statement, the solicitation of stockholder approvals and all other matters related to the consummation of the Transactions;  PROVIDED THAT whether or not the Transactions are consummated, the aggregate amount of all fees and
      expenses   incurred  in   connection   with  the  filings  and   approvals
      contemplated  by Section  7.05(a)  shall be borne fifty  percent  (50%) by
      Parent and fifty percent (50%) by the Company.

(b)   The Company agrees that if this Agreement shall be terminated by

           (i)    Parent or Merger Sub pursuant to Section  9.01(d)  (other than
                  Section 9.01(d)(iii)),

           (ii)   the Company pursuant to Section 9.01(g), or

           (iii)  Parent,  Merger  Sub  or  the  Company  pursuant  to  Sections
                  9.01(b),  9.01(e) or 9.01(h),  if prior to such termination an
                  Acquisition  Proposal  shall  have been  made to the  Company, publicly announced or otherwise  disclosed to the stockholders of the  Company  and  within  one  year  of the  date  of such termination,  the  Company or any of its  Subsidiaries  enters into a definitive  agreement  with respect to, or  consummates the transactions contemplated by, or the Board recommends that
                  the  Company  stockholders  approve,   adopt  or  accept,  any
                  Acquisition  Proposal,  then the Company  shall pay Parent the
                  Termination Fee in immediately  available funds (x) within two business  days  after  the  termination  date,  in the case of clause  (i),  (y)  prior to such  termination,  in the case of clause (ii),  and (z) within two business  days after the date of the  event  giving  rise to the  obligation  to  make  such payment, in the case of clause (iii).

In no event shall payment of more than one Termination Fee be made. In addition, in the event of a  termination  pursuant  to Sections  9.01(e) or  9.01(h),  any amounts paid under  Section  9.03(d) shall be credited  against the  Termination
Fee.

(c)   "Termination Fee" means $5,100,000.

(d)   If this  Agreement is terminated by Parent or Merger Sub, on the one hand, or the  Company,  on the other  hand,  pursuant  to Section  9.01(h) or by
      Parent or Merger Sub pursuant to Section  9.01(e),  then the Company shall pay as promptly as possible  (but in any event within two  business  days)
      following  receipt of an invoice  therefor  all the actual and  reasonably documented  out-of-pocket  fees and expenses  (including  reasonable legal fees and expenses and loan  commitment  fees) actually  incurred by Parent

                                       57

      and its  Affiliates on or prior to the  termination  of this  Agreement in connection with the transactions contemplated by this Agreement, which, in any  event,  shall not be  greater  than (x)  $400,000  in the event  this
      Agreement is terminated  pursuant to Section 9.01(h) and (y) $1,700,000 in the event this  Agreement is terminated  pursuant to Section  9.01(e),  as directed in writing by Parent ("Termination  Expenses").  If a Termination
      Fee is paid by the  Company to Parent at any time after the  Company  pays
      Parent Termination Expenses,  the Termination Fee shall be reduced by such
      Termination Expenses previously paid.

(e)   The Company  acknowledges  that the  agreements  contained in this Section
      9.03  are an  integral  part  of the  transactions  contemplated  by  this
      Agreement  and that  without  these  agreements,  neither  the Company nor
      Parent would enter into this  Agreement.  If the Company shall fail to pay the  Termination  Fee or Termination  Expenses when due, the Company shall reimburse the other party for all costs and expenses  actually incurred or accrued by such other party  (including  reasonable  fees and  expenses of counsel) in connection  with the collection  under and enforcement of this
      Section 9.03, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect such payment was required to be made.

(f)   Parent  agrees that if this  Agreement  shall be terminated by the Company pursuant to Section 9.01(f),  then Parent shall pay the Company $3,800,000
      (the "Parent  Termination Fee") in immediately  available funds within two business days after the date of the event giving rise to the obligation to make such payment.

(g)   Notwithstanding  anything to the contrary in this Agreement, the Company's right to receive the Parent  Termination  Fee pursuant to Section  9.03(f)
      shall be the exclusive remedy of the Company against Parent, Merger Sub or any of  their  respective  Affiliates,  stockholders,  partners,  members, directors,  officers, agents or Representatives for any loss suffered as a result of the  breach  of this  Agreement  by Parent or Merger  Sub or the failure of the Merger to be  consummated  and,  upon payment of the Parent
      Termination Fee pursuant to Section 9.03(f), none of Parent, Merger Sub or any of  their  respective  Affiliates,  stockholders,  partners,  members, directors,  officers,  agents or  Representatives  shall have any  further liability or  obligation  relating to or arising out of this  Agreement or the Transactions.

                            SECTION 9.04 - AMENDMENT

This  Agreement  may be amended by the parties  hereto by action  taken by or on behalf  of  their  respective  Boards  of  Directors  at any  time  prior to the
Effective  Time;  provided,  that,  after the adoption of this  Agreement by the stockholders  of the  Company,  no  amendment  may be made that would reduce the amount or change  the type of  consideration  into  which  each  Share  shall be converted upon consummation of the Merger or that would otherwise by Law require
approval  of  the  stockholders  of  the  Company,   without  approval  of  such
stockholders. This Agreement may only be amended pursuant to a written agreement signed by each of the parties hereto.

                              SECTION 9.05 - WAIVER

At any time  prior to the  Effective  Time,  any  party  hereto  may in its sole discretion  (i) extend the time for the  performance  of any obligation or other act of any other party hereto,  (ii) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and

                                       58

(iii) waive  compliance with any agreement or condition  contained  herein.  Any such  extension or waiver shall be valid only if set forth in an  instrument  in writing signed by the party or parties to be bound thereby.

                                       59

                                   ARTICLE 10

                               GENERAL PROVISIONS

   SECTION 10.01 - NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS

The representations, warranties and agreements in this Agreement shall terminate at the Effective  Time or upon the  termination  of this  Agreement  pursuant to
Section  9.01,  as the case may be,  except  that the  agreements  set  forth in
Articles 3 and 10 and Section 7.04 shall  survive the  Effective  Time and those set forth in Sections  7.02(c),  7.06,  7.07, 7.10, 9.02 and 9.03 and Article 10
shall survive termination indefinitely.

                             SECTION 10.02 - NOTICES

All notices,  requests, claims, demands and other communications hereunder shall be in  writing  and shall be given  (and shall be deemed to have been duly given upon  receipt) by delivery in person,  by facsimile,  by a recognized  overnight courier  service or by registered or certified  mail  (postage  prepaid,  return receipt requested) to the respective  parties at the following  addresses (or at such  other  address  for a party  as shall be  specified  in a notice  given in accordance with this Section 10.02):

if to Parent or Merger Sub:

                  Brand Holdings Limited
                  Unit A, Brook Park, Meadow Lane
                  Shirebrook, Mansfield
                  NH20 8RY
                  UNITED KINGDOM
                  Attention: Company Secretary
                  Facsimile: +44 870 731 9137
with a copy (which shall not constitute notice) to:

                  Freshfields Bruckhaus Deringer   Freshfields Bruckhaus Deringer LLP
                  65 Fleet Street                  520 Madison Avenue, 34th Floor
                  London, EC4Y 1HS                 New York, NY 10022
                  UNITED KINGDOM                   UNITED STATES OF AMERICA
                  Attention: Chris Mort            Attention:  Matthew F. Herman, Esq.
                             Sarah Murphy          Fax: +1 212 277 4001
                  Fax:+ 44 207 832 7001

if to the Company:

                  Everlast Worldwide Inc.
                  1350 Broadway
                  Suite 2300
                  New York,
                  NY  10018
                  Attention: Seth Horowitz
                  Facsimile: 212-239-4261

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with a copy (which shall not constitute notice) to:

                  Olshan Grundman Frome
                  Rosenzweig & Wolosky LLP
                  Park Avenue Tower
                  65 East 55th Street
                  New York,
                  NY   10022
                  Attention:  Robert H. Friedman, Esq.
                  Facsimile:  (212) 451-2222

                          SECTION 10.03 - SEVERABILITY

If any  term or  other  provision  of this  Agreement  is  invalid,  illegal  or incapable  of being  enforced  by any rule of law, or public  policy,  all other conditions and provisions of this Agreement  shall  nevertheless  remain in full force and effect so long as the economic or legal substance of the  Transactions is not  affected  in any  manner  materially  adverse  to any  party.  Upon such determination that any term or other provision is invalid,  illegal or incapable of being  enforced,  the parties hereto shall  negotiate in good faith to modify this Agreement so as to effect the original  intent of the parties as closely as possible  in a  mutually  acceptable  manner in order that the  Transactions  be consummated as originally contemplated to the fullest extent possible.

                  SECTION 10.04 - ENTIRE AGREEMENT; ASSIGNMENT

This Agreement  constitutes the entire  agreement among the parties with respect to the  subject  matter  hereof and  supersedes,  except as set forth in Section
7.02(c)  and except  for the SDI  Letter  Agreement,  all prior  agreements  and undertakings,  both written and oral,  among the parties,  or any of them,  with respect to the subject  matter hereof.  This Agreement  shall not be assigned by operation of law or  otherwise  without the prior  written  consent of the other parties,  and any assignment without such consent shall be null and void. except that Parent and Merger Sub may assign all or any of their rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent,  provided that no such  assignment  shall relieve the assigning  party of its  obligations hereunder.

                       SECTION 10.05 - PARTIES IN INTEREST

This  Agreement  shall be binding  upon and inure  solely to the benefit of each party hereto, and nothing in this Agreement,  express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement,  other than Section 7.06 (which is  intended to be for the  benefit of the  persons  covered  thereby and may be enforced by such persons).

                      SECTION 10.06 - SPECIFIC PERFORMANCE

The parties  hereto agree that  irreparable  damage would occur in the event any provision of this  Agreement  were not  performed in  accordance  with the terms hereof and that the parties  shall be entitled  to specific  performance  of the terms hereof, in addition to any other remedy at law or equity.

                                       61

                          SECTION 10.07 - GOVERNING LAW

This Agreement shall be governed by,  construed and enforced in accordance with, the  Laws of the  State of  Delaware  without  regard  to the  conflict  of laws principles  thereof.  All actions and proceedings  arising out of or relating to this Agreement  shall be heard and determined  exclusively in any Delaware state or  federal  court.  The  parties  hereto  hereby  (a)  submit to the  exclusive jurisdiction  of any  Delaware  state or  federal  court for the  purpose of any
Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise,  in any such Action,  any claim that it is not subject  personally to the  jurisdiction  of the  above-named  courts,  that its  property is exempt or immune  from  attachment  or  execution,  that  the  Action  is  brought  in  an inconvenient  forum,  that the  venue of the  Action is  improper,  or that this
Agreement  or  the  Transactions  may  not  be  enforced  in or by  any  of  the above-named  courts;  provided,  however,  that such consent to  jurisdiction is solely for the purpose referred to in this Section 10.07 and shall not be deemed to be a general  submission to the jurisdiction of such court or in the State of
Delaware other than for such purposes.

                      SECTION 10.08 - WAIVER OF JURY TRIAL

Each of the parties  hereto  hereby  waives to the fullest  extent  permitted by applicable  Law any  right it may have to a trial by jury  with  respect  to any
Action  directly or indirectly  arising out of, under or in connection with this
Agreement or the Transactions.  Each of the parties hereto (a) certifies that no representative,  agent or attorney of any other party has represented, expressly or otherwise,  that such other party would not, in the event of any Action, seek to enforce  that  foregoing  waiver and (b)  acknowledges  that it and the other parties  hereto  have  been  induced  to  enter  into  this  Agreement  and  the
Transactions,  as  applicable,  by, among other things,  the mutual  waivers and certifications in this Section 10.08.

                         SECTION 10.09 - INTERPRETATION

(a)   When a reference  is made in this  Agreement  to an Article,  a Section or
      Exhibit,  such  reference  shall be to an Article  of, a Section of, or an
      Exhibit to, this Agreement unless otherwise indicated.

(b)   The table of contents and headings  contained  in this  Agreement  are for reference  purposes  only and shall not  affect in any way the  meaning or interpretation of this Agreement.

(c)   Whenever the words  "include",  "includes" or "including" are used in this
      Agreement,  they  shall be deemed  to be  followed  by the words  "without limitation."

(d)   The  words  "hereof,"  "herein,"  "hereby"  and  "hereunder"  and words of similar import when used in this  Agreement  shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(e)   All terms defined in this Agreement  shall have the defined  meanings when used in any  certificate  or other  document  made or  delivered  pursuant hereto unless otherwise defined therein.

(f)   The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the  masculine as well as to the feminine and neuter genders of such term.

                                       62

(g)   Any contract,  instrument  or statute  defined or referred to herein or in any contract or instrument that is referred to herein means such contract,
      instrument  or  statute  as  from  time  to  time  amended,   modified  or
      supplemented  (in the case of contracts to the extent  permitted  hereby), including (in the case of contracts or  instruments)  by waiver or consent and (in the  case of  statutes)  by  succession  of  comparable  successor statutes  and  references  to  all  attachments  thereto  and  instruments incorporated  therein.  References  to a person are also to its  permitted successors and assigns.

                          SECTION 10.10 - COUNTERPARTS

This   Agreement  may  be  executed  and   delivered   (including  by  facsimile
transmission) in one or more  counterparts,  and by the different parties hereto in separate  counterparts,  each of which when executed shall be deemed to be an original  but all of which  taken  together  shall  constitute  one and the same agreement.

                 SECTION 10.11 - EFFECTIVENESS OF THIS AGREEMENT

Notwithstanding  the execution and delivery of this Agreement on the date hereof by the parties  hereto,  this  Agreement  shall not be  effective  (and  binding obligations  shall not be created)  unless and until each of the following shall have been satisfied (or waived in writing by Parent):

           (i)    The Original  Merger  Agreement  shall have been terminated in accordance with its terms  immediately  prior to the execution of this Agreement;

           (ii)   The  "Termination  Fee" (as  defined  in the  Original  Merger
                  Agreement)  payable under the Original Merger  Agreement shall have been paid in full and shall not have exceeded $3,000,000, and neither the Company nor any of its Subsidiaries shall have any  liability,  debts or other  obligations  to any person in connection therewith or the transactions contemplated thereby;

           (iii)  Parent  and  Merger  Sub  shall  have  entered  into a  voting agreement with The Estate of George Q Horowitz (the "Estate"), pursuant to which the Estate will vote (or execute consents in respect  of) all of the  shares  owned by it  (being  at least
                  515,941 Shares) in favor of approval of this Agreement and the transactions  contemplated by this Merger  Agreement,  against any action,  proposal,  transaction or agreement involving the
                  Company or its Subsidiaries  that would reasonably be expected to prevent, impede, frustrate, interfere with, delay, postpone or  adversely  affect  the  Merger or the  other  transactions contemplated  by this  Agreement  and against any  Acquisition
                  Proposal  other  than  an  Acquisition  Proposal  made  by the
                  Parent, and otherwise on terms substantially  identical to the voting agreement entered into by the Estate in connection with the Original Merger  Agreement (which prior to the date hereof has been amended or clarified to correct the factual  error in the  definition  of "Owned  Shares"  therein and (ii)  thereby terminate,  with  respect  to all of the  shares  owned by the
                  Estate in  connection  with the  termination  of the  Original
                  Merger Agreement);

           (iv)   The "Company  Disclosure  Letter" furnished in connection with this Agreement not shall contain any  information  relating to the  Company  or  its  Subsidiaries,  its  or  their  business operations  or prospects  that is adverse when compared to the information  set  forth  in the  "Company  Disclosure  Letter"
                  furnished in connection with the Original Merger Agreement.

                                       63

IN  WITNESS  WHEREOF,  Parent,  Merger  Sub and the  Company  have  caused  this
Agreement to be executed as of the date first written above by their  respective officers thereunto duly authorized.

                                BRANDS HOLDINGS LIMITED

                                By     /s/ Robert Mellors
                                       -----------------------------------------
                                Name:  Robert Mellors
                                Title: Group Financial Director

                                EWI ACQUISITION, INC.

                                By     /s/ David Forsey
                                       -----------------------------------------
                                Name:  David Forsey
                                Title: Chairman, CEO and President

                                EVERLAST WORLDWIDE INC.

                                By     /s/ Seth Horowitz
                                       -----------------------------------------
                                Name:  Seth Horowitz
                                Title: President and CEO

                                       64